                                                                  Exhibit 99(b)

          AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

                          DATED AS OF DECEMBER 14, 1999

                                  BY AND AMONG

                          CASELLA WASTE SYSTEMS, INC.,

             AND ITS SUBSIDIARIES (OTHER THAN EXCLUDED SUBSIDIARIES)

                                       AND

                             FINANCIAL INSTITUTIONS

                           PARTY HERETO (THE "BANKS")

                                       AND

                    BANKBOSTON, NA., AS ADMINISTRATIVE AGENT

              KEYBANK NATIONAL ASSOCIATION, AS DOCUMENTATION AGENT
                   BANK OF AMERICA, N.A., AS SYNDICATION AGENT

                                      WITH

                       BANCBOSTON ROBERTSON STEPHENS INC.,

                               ACTING AS ARRANGER

                                       AND

              CANADIAN IMPERIAL BANK OF COMMERCE, AS CANADIAN AGENT


                                                 TABLE OF CONTENTS

Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.....................................................2
         Section 1.1.  Definitions......................................................................2
         Section 1.2.  Rules of Interpretation.........................................................28

Section 2.  THE REVOLVING CREDIT LOANS.................................................................28
         Section 2.1.  Commitment to Lend..............................................................29
         Section 2.2.  Reduction of Total Commitment and Reallocations.................................30
                  Section 2.2.1.  Reduction of Total Commitment........................................30
                  Section 2.2.2.  Reallocations........................................................30
         Section 2.3.  The Notes.......................................................................32
         Section 2.4.  Reducing Revolver; Maturity of the Revolving Credit Loans.......................33
         Section 2.5.  Mandatory Repayments of the Revolving Credit Loans..............................34
         Section 2.6.  Requests for Revolving Credit Loans.............................................34
         Section 2.7.  Funds for Domestic Revolving Credit Loans and Canadian Loans....................36

         Section 2.8.  Swing Line Loans; Settlements...................................................37
         Section 2.9.  Optional Prepayments or Repayments of Loans.....................................40

Section 3   BANKERS' ACCEPTANCES.......................................................................41
         Section 3.1.  Acceptance and Purchase.........................................................41
         Section 3.2.  Refunding Bankers' Acceptances..................................................44
         Section 3.3  Acceptance Fee...................................................................44
         Section 3.4  Cash Collateral..................................................................45
         Section 3.5.  Circumstances Making Bankers' Acceptances Unavailable...........................45

Section 4.  LETTERS OF CREDIT..........................................................................45
         Section 4.1.  Letter of Credit Commitments....................................................45
         Section 4.2.  Reimbursement Obligation of the Borrowers.......................................47
         Section 4.3.  Letter of Credit Payments.......................................................48
         Section 4.4.  Obligations Absolute............................................................49
         Section 4.5.  Reliance by Issuing Bank........................................................49

Section 4A.  THE TERM LOAN.............................................................................50
         Section 4A.1.  Commitment to Lend.............................................................50
         Section 4A.2.  The Term Notes.................................................................50
         Section 4A.3.  Schedule of Installment Payments of Principal of Term Loan.....................50
         Section 4A.4.  Mandatory Prepayments of Term Loan.............................................51
                  Section 4A.4.1.  Mandatory Prepayments...............................................51
                  Section 4A.4.2.  Payment Provisions..................................................51
         Section 4A.5.  Optional Prepayment of Term Loan...............................................52
         Section 4A.6.  Interest on Term Loan..........................................................52
                  Section 4A.6.1.  Interes Rates.......................................................52
                  Section 4A.6.2.  Notification by Borrowers...........................................53
                  Section 4A.6.3.  Amounts, etc........................................................53

Section 5.  INTEREST, FEES, PAYMENTS, COMPUTATIONS; JOINT AND SEVERAL LIABILITY;
       CERTAIN GENERAL PROVISIONS......................................................................50
         Section 5.1.  Interest........................................................................53

         Section 5.2.  Fees............................................................................54
         Section 5.3.  Payments........................................................................55
         Section 5.4.  Computations....................................................................57
         Section 5.5.  Capital Adequacy................................................................58
         Section 5.6.  Certificate.....................................................................59
         Section 5.7.  Interest on Overdue Amounts.....................................................59
         Section 5.8.  Interest Limitation.............................................................59
         Section 5.9.  Additional Costs, Etc...........................................................59
         Section 5.10.  Concerning Joint and Several Liability of the Borrowers........................60
         Section 5.11  Currency Matters................................................................64
                  Section 5.11.1  Currency Fluctuations................................................64
                  Section 5.11.2  Currency of Account..................................................66
         Section 5.12.  New Borrowers..................................................................66
         Section 5.13.  Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum As..67

         Section 5.14.  Eurodollar Indemnity...........................................................68
         Section 5.15.  Illegality; Inability to Determine Eurodollar Rate.............................68

Section 6.   REPRESENTATIONS AND WARRANTIES............................................................69
         Section 6.1.  Corporate Authority.............................................................69
         Section 6.2.  Governmental Approvals..........................................................70
         Section 6.3.  Title to Properties; Leases.....................................................70
         Section 6.4.  Financial Statements; Solvency..................................................70
         Section 6.5.  No Material Changes, Etc........................................................71
         Section 6.6.  Permits, Franchises, Patents, Copyrights, Etc...................................71
         Section 6.7.  Litigation......................................................................71
         Section 6.8.  No Materially Adverse Contracts, Etc............................................72
         Section 6.9.  Compliance With Other Instruments, Laws, Etc....................................72
         Section 6.10.  Tax Status.....................................................................72
         Section 6.11.  No Event of Default............................................................73
         Section 6.12.  Holding Company and Investment Company Acts....................................73

         Section 6.13.  Absence of Financing Statements, Etc...........................................73
         Section 6.14.  Employee Benefit Plans.........................................................73
         Section 6.15.  Use of Proceeds................................................................75
         Section 6.16.  Environmental Compliance.......................................................75
         Section 6.17.  Perfection of Security Interests...............................................76
         Section 6.18.  Certain Transactions...........................................................76
         Section 6.19.  Subsidiaries...................................................................76
         Section 6.20.  Capitalization.................................................................76
         Section 6.21.  True Copies of Charter and Other Documents.....................................77
         Section 6.22.  Disclosure.....................................................................77
         Section 6.23.  Guarantees of Excluded Subsidiaries............................................77
         Section 6.24.  Year 2000 Issue................................................................77

Section 7.  AFFIRMATIVE COVENANTS OF THE BORROWERS.....................................................78
         Section 7.1.  Punctual Payment................................................................78

         Section 7.2.  Maintenance of Office...........................................................78
         Section 7.3.  Records and Accounts............................................................78
         Section 7.4.  Financial Statements, Certificates and Information..............................78
         Section 7.5.  Corporate Existence and Conduct of Business.....................................80
         Section 7.6.  Maintenance of Properties.......................................................81
         Section 7.7.  Insurance.......................................................................81
         Section 7.8.  Taxes...........................................................................81
         Section 7.9.  Inspection of Properties, Books, and Contracts..................................82
         Section 7.10.  Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits....................................................82
         Section 7.11.  Environmental Indemnification..................................................83
         Section 7.12.  Further Assurances.............................................................83
         Section 7.13.  Notice of Potential Claims or Litigation.......................................83
         Section 7.14.  Notice of Certain Events Concerning Insurance and Environmental Claims.........83
         Section 7.15.  Notice of Default..............................................................83

         Section 7.16.  Closure and Post Closure Liabilities...........................................85
         Section 7.17.  Subsidiaries...................................................................85
         Section 7.18.  Interest Rate Protection.......................................................85

Section 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS................................................85
         Section 8.1.  Restrictions on Indebtedness....................................................85
         Section 8.2.  Restrictions on Liens...........................................................87
         Section 8.3.  Restrictions on Investments.....................................................88
         Section 8.4.  Mergers, Consolidations, Sales..................................................89
         Section 8.5.  Sale and Leaseback..............................................................92
         Section 8.6.  Restricted Distributions and Redemptions........................................92
         Section 8.7.  Employee Benefit Plans..........................................................92
         Section 8.8.  Capital Expenditures............................................................93
         Section 8.9.  Prepayments of Certain Obligations..............................................93
         Section 8.10.  Negative Pledge................................................................93


Section 9.  FINANCIAL COVENANTS OF THE BORROWERS.......................................................94
         Section 9.1.  Interest Coverage Ratios........................................................94
         Section 9.2.  Profitable Operations...........................................................94
         Section 9.3.  Borrowers' Funded Debt to EBITDA Ratio..........................................94
         Section 9.4.  Borrowers' Senior Funded Debt to EBITDA Ratio...................................94
         Section 9.5.  Funded Debt to Capitalization...................................................94
         Section 9.6.  Total Funded Debt to EBITDA Ratio...............................................95

Section 10. CLOSING CONDITIONS.........................................................................95
         Section 10.1.  Corporate Action...............................................................96
         Section 10.2.  Loan Documents, Etc............................................................96
         Section 10.3.  Officer's Certificate; Certified Copies of Charter Documents...................96
         Section 10.4.  Incumbency Certificate.........................................................96
         Section 10.5.  Validity of Liens..............................................................96
         Section 10.6   Search Results.................................................................97

         Section 10.7.  KTI Purchase...................................................................97
         Section 10.8.  Certificates of Insurance......................................................97
         Section 10.9.  Opinion of Counsel.............................................................97
         Section 10.10.  Payment of Fees...............................................................97
         Section 10.11.  Good Standing Certificates....................................................97
         Section 10.12.  Payoff........................................................................97
         Section 10.13.  Financial Statements..........................................................97

Section 11.  CONDITIONS OF ALL LOANS...................................................................98
         Section 11.1.  Representations True; No Event of Default......................................98
         Section 11.2   Performance; No Event of Default...............................................98
         Section 11.3.  No Legal Impediment............................................................99
         Section 11.4.  Governmental Regulation........................................................99
         Section 11.5.  Proceedings and Documents......................................................99

Section 12.  COLLATERAL SECURITY.......................................................................99


Section 13.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT................................100
         Section 13.1.  Events of Default and Acceleration.............................................100
         Section 13.2.  Termination of Commitments.....................................................104
         Section 13.3.  Remedies.......................................................................104

Section 14.  SETOFF....................................................................................105

Section 15.  THE BANK AGENTS...........................................................................105
         Section 15.1  Appointment, Powers and Immunities..............................................105
         Section 15.2.  Actions By Bank Agents.........................................................106
         Section 15.3.  Indemnification................................................................107
         Section 15.4.  Reimbursement..................................................................107
         Section 15.5.  Documents......................................................................107
         Section 15.6.  Non-Reliance on Agents and Other Banks.........................................108
         Section 15.7.  Resignation of Agent...........................................................108
         Section 15.8.  Action by the Banks, Consents, Amendments, Waivers, Etc........................109

         Section 15.9.  Documentation Agent and Syndication Agent......................................109

Section 16.  EXPENSES..................................................................................110

Section 17.  INDEMNIFICATION...........................................................................110

Section 18.  SURVIVAL OF COVENANTS, ETC................................................................111

Section 19.  SYNDICATION AND PARTICIPATION.............................................................111

Section 20.  PARTIES IN INTEREST.......................................................................112

Section 21.  NOTICES, ETC..............................................................................113

Section 22.  MISCELLANEOUS.............................................................................113

Section 23.  ENTIRE AGREEMENT, ETC.....................................................................113

Section 24.  WAIVER OF JURY TRIAL......................................................................114

Section 25.  GOVERNING LAW.............................................................................114


Section 26.  SEVERABILITY..............................................................................115

Section 27.  [INTENTIONALLY OMITTED.]..................................................................115

Section 28.  PARI PASSU TREATMENT......................................................................115


                                                     EXHIBITS

Exhibit A-1         --    Form of Domestic Revolving Credit Note
Exhibit A-2         --    Form of Canadian Note
Exhibit A-3         --    Form of Swing Line Note
Exhibit A-4         --    Form of Term Note
Exhibit B-1         --    Form of Loan and Letter of Credit Request
Exhibit B-2         --    Form of Canadian Loan and Letter of Credit Request
Exhibit B-3         --    Form of Bankers' Acceptance Notice
Exhibit C           --    [Intentionally Omitted]
Exhibit D           --    Form of Compliance Certificate
Exhibit E           --    Form of Environmental Compliance Certificate
Exhibit F           --    Form of Subordination Agreement
Exhibit G           --    Form of Joinder and Affirmation Agreement

                                                     SCHEDULES

Schedule 1 - Subsidiaries of the Parent

Schedule 2 - Domestic Banks; Domestic Commitment Percentages
Schedule 3 - Canadian Banks; Canadian Commitment Percentages
Schedule 6.7 - Litigation
Schedule 6.16 - Environmental Compliance
Schedule 6.18 - Certain Transactions
Schedule 6.20(b) - Options, Etc.
Schedule 7.7 - Insurance
Schedule 8.1(c) - Existing Debt
Schedule 8.2(f) - Existing Liens
Schedule 8.3(f) - Existing Investments

          AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of the 14th day of December, 1999 by and among CASELLA WASTE SYSTEMS, INC., a Delaware corporation (the "Parent"), its Subsidiaries (other than the Excluded Subsidiaries) listed on SCHEDULE 1 hereto (the Parent and such Subsidiaries herein collectively referred to as the "Borrowers"), each of which Borrowers (unless otherwise listed on SCHEDULE 1 hereto) having its principal place of business at 25 Greens Hill Lane, Rutland, Vermont and BANKBOSTON, N.A., ("BankBoston"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, KEYBANK NATIONAL ASSOCIATION ("KeyBank"), individually and as Documentation Agent, BANK OF AMERICA, N.A. ("BOA"), individually and as Syndication Agent, COMERICA BANK, LASALLE BANK NATIONAL ASSOCIATION, CREDIT LYONNAIS, FIRST VERMONT BANK AND TRUST COMPANY, CIBC, INC. and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC Canada"), a Canadian chartered bank (acting in its individual capacity), and such banks or other financial institutions which may become a party hereto pursuant to Section 19 hereof (the "Banks"), BANKBOSTon as Administrative Agent for the Banks (the "Administrative Agent"), and CIBC CANADA as the Canadian Agent (the "Canadian Agent", and together with the Administrative Agent, the "Bank Agents").

         WHEREAS, certain of the Domestic Borrowers (as defined below), BankBoston, USTrust, KeyBank, BOA, Comerica Bank and the Administrative Agent are parties to that certain Amended and Restated Revolving Credit Agreement dated as of January 12, 1998 (the "January 1998 Credit Agreement"), pursuant to which such Banks agreed to make loans to the Domestic Borrowers as set forth therein;

         WHEREAS, the parties to this Agreement wish to increase the Total Commitment, add a term loan facility and a Canadian facility, add new Banks and replace an existing Bank;

         WHEREAS, the Borrowers have requested, and the Banks and the Administrative Agent have agreed to amend and restate the January 1998 Credit Agreement in its entirety as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.

         Section 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

         AAR. American Ash Recycling of Tennessee, Ltd., a Tennessee limited partnership of which KTI owns a 50% limited partnership interest.

         ACCEPTANCE FEE.  See Section 3.3.

         ACCOUNTANTS.  See Section 6.4(a).

         ACQUIRED BUSINESS See definition of EBITDA.

         ADMINISTRATIVE AGENT. BankBoston acting as administrative agent for the Banks.

         ADMINISTRATIVE AGENT'S HEAD OFFICE. The Administrative Agent's head office is located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

         AGREEMENT. This Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         APPLICABLE BA DISCOUNT RATE. As applicable to a Bankers' Acceptance being purchased by any Canadian Bank on any day, the percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted by the Canadian Agent as the percentage discount rate at which the Canadian Agent would, in accordance with normal practice, at or about 10:00 a.m. (Boston time), on such day, be prepared to purchase bankers' acceptances to be accepted by such Canadian Bank in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptance.

         APPLICABLE CANADIAN PENSION LEGISLATION. At any time, any pension or retirement benefits legislation (be it federal, provincial, territorial, or otherwise) then applicable to any of the Canadian Borrowers, including the Pension Benefits Act (Ontario), the Income Tax Act (Canada), and all regulations made thereunder.

         APPLICABLE LAWS.  See Section 7.10.

         APPLICABLE RATE. The applicable rate per annum set forth in the following table:


    LEVEL         PRICING       APPLICABLE     APPLICABLE RATE    APPLICABLE RATE     APPLICABLE RATE FOR       APPLICABLE
                   RATIO         RATE FOR       FOR REVOLVING    FOR CANADIAN BASE    CANADIAN PRIME RATE    FACILITY FEE RATE
                                 REVOLVING          CREDIT           RATE LOANS              LOANS
                                CREDIT BASE    EURODOLLAR RATE
                                RATE LOANS          LOANS

      I          less than    Base Rate plus   Eurodollar Rate     Canadian Base      Canadian Prime Rate         0.375%
                   2.50:1       0.125% per     plus 1.625% per    Rate plus 0.125%   plus 0.125% per annum
                                   annum            annum            per annum

      II          greater     Base Rate plus   Eurodollar Rate     Canadian Base      Canadian Prime Rate         0.375%
                  than or       0.375% per     plus 1.875% per    Rate plus 0.375%   plus 0.375% per annum
                  equal to         annum            annum            per annum
                 2.50:1 and
                 less than
                   3.00:1

     III          greater     Base Rate plus   Eurodollar Rate     Canadian Base      Canadian Prime Rate         0.500%
                  than or       0.500% per     plus 2.000% per    Rate plus 0.500%   plus 0.500% per annum
                  equal to         annum            annum            per annum
                 3.00:1 and
                 less than
                   3.50:1

      IV          greater     Base Rate plus   Eurodollar Rate     Canadian Base      Canadian Prime Rate         0.500%
                  than or       0.750% per     plus 2.250% per    Rate plus 0.750%   plus 0.750% per annum
                  equal to         annum            annum            per annum
                 3.50:1 and
                 less than
                   4.00:1


         Each Applicable Rate shall become effective on the first day after receipt by the Banks of financial statements delivered pursuant to Sections 7.4(a) or (b) hereof which indicate a change in the Pricing Ratio and in the Applicable Rate in accordance with the above table, PROVIDED that for the period from the Effective Date through six (6) months from the Effective
Date, the Applicable Rate shall be Level IV. If at any time the financial statements required to be delivered pursuant Sections 7.4(a) or (b) hereof are not delivered within 10 days after the time periods specified in such subsections, the Applicable Rate shall be the rate set forth for Level IV, subject to adjustment upon actual receipt of such financial statements. In the event that after the Effective Date and by March 31, 2000, the Parent shall have received Net Equity Proceeds of at least $100,000,000 from the Equity Offering, the Applicable Rate for Loans across all Levels in the above table and the Acceptance Fee for Bankers' Acceptances will be reduced by 0.250%, provided that under no circumstance shall the Applicable Rate for Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans be less than the Base Rate, Canadian Base Rate or Canadian Prime Rate, as applicable.

         APPLICABLE SWING LINE RATE. The Applicable Rate set forth for Base Rate Loans.

         ARRANGER.  BancBoston Robertson Stephens Inc., acting as Arranger.

         BA DISCOUNT PROCEEDS. With respect to any Bankers' Acceptance to be accepted and purchased by a Canadian Bank, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying (a) the face amount of such Bankers' Acceptance TIMES (b) the quotient equal to (such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up) (i) one DIVIDED BY (ii) the sum of (A) one PLUS (B) the product of (1) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance TIMES (2) the quotient equal to (aa) the number of days remaining in the term of such Bankers' Acceptance DIVIDED BY (bb) 365.

         BALANCE SHEET DATE.  April 30, 1999.

         BANGOR WARRANTS. 713,000 warrants for Bangor Hydro common stock at an exercise price of $5.35, held by --------------- -------- KTI.

         BANK AGENTS.  The Administrative Agent and the Canadian Agent.

         BANKBOSTON.  See preamble.

         BANKERS' ACCEPTANCE OR BA. A bill of exchange denominated in Canadian Dollars drawn by the Canadian Borrowers on and accepted by a Canadian Bank pursuant to Section 3 hereof, and for greater certainty, and provided the applicable Canadian Bank elects to use a clearing house as contemplated by the DEPOSITORY BILLS AND NOTES ACT (S.C. 1998 c.13), "Bankers' Acceptance" shall mean a depository bill (as defined therein) in Canadian Dollars signed by the Canadian Borrower and accepted by the Canadian Bank. Drafts that become depository bills may nevertheless be referred to herein as "drafts".

         BANKERS' ACCEPTANCE NOTICE.  See Section 3.1.

         BANKS.  Collectively, the Canadian Banks and the Domestic Banks.

         BASE RATE. The higher of (a) the annual rate of interest announced from time to time by the Administrative Agent at its head office in Boston, Massachusetts, as its "base rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the
Bank) or (b) one-half of one percent (1/2%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

         BASE RATE LOANS. Domestic Loans bearing interest calculated by reference to the Base Rate.

         BOA.  See preamble.

         BORROWERS. The Domestic Borrowers, jointly and severally, with respect to Domestic Loans and Domestic Letters of Credit, and each of the Canadian Borrowers, jointly and severally, to the fullest extent permitted by law, with respect to Canadian Loans, Canadian Letters of Credit and Bankers' Acceptances.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business, and, in the case of (a) Eurodollar Rate Loans, also a day which is a Eurodollar Business Day, and
(b) Canadian Loans or Bankers' Acceptances, also a day which is a Canadian Business Day.

         CANADIAN AGENT.  See Preamble.

         CANADIAN AGENT'S HEAD OFFICE. The Canadian Agent's head office located in Toronto, Ontario, or at such other location as the Canadian Agent may designate from time to time.

         CANADIAN BANKS. The Banks set forth on SCHEDULE 3 and any other Eligible Canadian Assignee who becomes an assignee of any rights and obligations of a Canadian Bank pursuant to Section 19, acting in their role as makers of Canadian Loans or as participants with respect to Canadian Letters of Credit or purchasers of Bankers' Acceptances, none of which Banks shall be a non-resident for purposes of the Income Tax Act (Canada).

         CANADIAN BASE RATE. The higher of (a) the annual rate of interest announced from time to time by the Canadian Agent as its "prime rate" for US$ commercial loans to borrowers in Canada (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Canadian Agent), or (b) one-half of one percent (1/2%) above the Overnight Federal Funds Effective Rate.

         CANADIAN BASE RATE LOAN. A Canadian Loan that accrues interest calculated by reference to the Canadian Base Rate.

         CANADIAN BORROWERS. Initially, KTI Recycling of Canada, Inc., an Ontario corporation ("KTI Canada"), and 1316991 Ontario, Inc., an Ontario corporation, and from and after the date hereof, KTI Canada and any other Subsidiaries (other than Excluded Subsidiaries) which conduct all or substantially all of their business in Canada or which are incorporated under the laws of Canada or a province thereof.

         CANADIAN BUSINESS DAY. Any day, other than a Saturday, Sunday or any day on which banking institutions in Toronto, Ontario are authorized by law to close.

         CANADIAN COMMITMENT. With respect to each Canadian Bank, the amount determined by multiplying such Canadian Bank's Canadian Commitment Percentage by the aggregate amount of the Total Canadian Commitment specified in Section 2.1(b) hereof, as the same may be increased or reduced from time to time.

         CANADIAN COMMITMENT PERCENTAGE. With respect to each Canadian Bank, the percentage initially set forth next to each such Canadian Bank on
SCHEDULE 3 hereto, as the same may be adjusted in accordance with Section 2.2 or Section 19.

         CANADIAN DOLLAR EQUIVALENT. With respect to an amount of U.S. Dollars on any date, the amount of Canadian Dollars that may be purchased with such amount of U.S. Dollars at the Exchange Rate with respect to U.S.

Dollars on such date.

         CANADIAN DOLLARS OR C$. Dollars designated as lawful currency of Canada.

         CANADIAN LETTERS OF CREDIT. Standby Letters of Credit issued or to be issued by the Issuing Bank under Section 4 hereof for the account of the Canadian Borrowers.

         CANADIAN LOAN AND LETTER OF CREDIT REQUEST.  See Section 2.6(b).

         CANADIAN LOANS. Canadian Base Rate Loans and Canadian Prime Rate Loans advanced pursuant to Section 2.

         CANADIAN NOTES.  See Section 2.3(b).

         CANADIAN OBLIGATIONS. All indebtedness, obligations and liabilities of the Canadian Borrowers to any of the Canadian Banks, the Bank Agents, or the Issuing Banks (with respect to Canadian Letters of Credit), individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents to which the Canadian Borrowers are party, or under any Swap Contract between the Canadian Borrowers and any Canadian Bank, or in respect of any of the Canadian Loans made, Reimbursement Obligations incurred in respect of Canadian Letters of Credit, any of the Letter of Credit Applications for Canadian Letters of Credit, the Canadian Letters of Credit, Bankers' Acceptances, the Canadian Notes or any other instrument at any time evidencing any thereof.

         CANADIAN PLEDGE AGREEMENT. The pledge agreement among the Parent, its Canadian Subsidiaries and the Administrative Agent (in its capacity as Canadian collateral agent) in form and substance satisfactory to the Administrative Agent, as amended and in effect from time to time, and pursuant to which the capital stock of the Canadian Borrowers shall be pledged to the Administrative Agent for the benefit of the Banks, as further described in Section 12(d) and (e) hereof.

         CANADIAN PRIME RATE. The higher of (a) the annual rate of interest announced from time to time by the Canadian Agent at its Head Office as its "prime rate" for C$ denominated commercial loans to borrowers in Canada (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Canadian Agent) or (b) the sum of (i) the CDOR Rate and (ii) 1% per annum.

         CANADIAN PRIME RATE LOAN. A Canadian Loan funded in Canadian Dollars that accrues interest calculated by reference to the Canadian Prime Rate.

         CANADIAN SECURITY AGREEMENT(S). Individually or collectively, the security agreements dated as of the Effective Date among KTI Canada, 1316991 Ontario, Inc. and the Administrative Agent (in its capacity as Canadian collateral agent) and any security agreement dated and delivered after the Effective Date among any other Canadian Borrower and the

Administrative Agent (in its capacity as Canadian collateral agent), as supplemented, amended and effective from time to time, securing the Canadian Obligations.

         CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

         CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by any Person in connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

         CAPITALIZATION.  See Section 9.4.

         CAPITALIZED LEASES. Leases under which any Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CDOR RATE. The annual rate of interest equal to the average 30 day rate applicable to Canadian bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. 1991 ISDA definitions, as modified and amended from time to time) as of 10:00 am. (Boston time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; PROVIDED that if such rate does not appear on the Reuters' Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian bankers' acceptances quoted by the Canadian Banks which are listed in Schedule I to the Bank Act (Canada) as of 10:00 a.m. (Boston time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

         CERTIFIED. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

         CFO.  See Section 7.4(b).

         CIBC CANADA.  See preamble.

         CLINTON LEASE. The Operation, Management and Lease Agreement dated as of July 10, 1996 between the Parent and Clinton County, New York for the lease of the Clinton County Landfill and related assets.

         CODE. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         COLLATERAL. All of the property, rights and interests of the Borrowers that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         COMBINED FIRST QUARTER AMOUNT.  See the definition of "Pricing Ratio".

         COMMITMENT. With respect to each Bank, its Domestic Commitment and/or Canadian Commitment(s).

         COMMITMENT PERCENTAGE. With respect to each Domestic Revolving Credit Bank, its Domestic Commitment Percentage, and with respect to each Canadian Bank, its Canadian Commitment Percentage.

         COMPLIANCE CERTIFICATE.  See Section 7.4(c).

         CONSOLIDATED or CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers consolidated in accordance with GAAP.

         CONSOLIDATED EARNINGS BEFORE INTEREST AND TAXES OR EBIT. For any period, the Consolidated Net Income (or Deficit) of the Borrowers determined in accordance with GAAP, PLUS (a) interest expense, and (b) income tax expense.

         CONSOLIDATED EARNINGS BEFORE INTEREST TAXES DEPRECIATION AND AMORTIZATION OR EBITDA. For any period, the Consolidated Net Income (or Deficit) of the Borrowers determined in accordance with GAAP, PLUS; to the extent that such charge was deducted in determining Consolidated Net Income (or Deficit) in the relevant period, (a) interest expense, (b) income taxes,
(c) amortization expense, and (d) depreciation expense for such period, PLUS
(e) EBITDA of the businesses acquired by any Borrower (through asset purchases or otherwise) (each an "Acquired Business"), but not including KTI, or the Subsidiaries of a Borrower acquired or formed during the period reported in the most recent financial statements delivered to the Banks pursuant to Section 7.4 (each a "New Subsidiary") shall be included in the calculation of EBITDA if (i) the Acquired Businesses or New Subsidiaries had annual revenue of at least $5,000,000 for the most recent fiscal year ended,
(ii) the Administrative Agent receives a letter in form and substance satisfactory to the Administrative Agent from the Borrowers' Accountants as to adjustments for non-recurring expenses, and (iii) (A) the financial statements of such Acquired Businesses or New Subsidiaries have been audited for the most recent fiscal year ended of such Acquired Businesses or New Subsidiaries, a portion of which fiscal year is sought to be included in the calculation of EBITDA, or (B) the Administrative Agent consents to such inclusion after being furnished with other acceptable financial statements, and, in each case, a Compliance Certificate and other reasonably appropriate documentation, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the historical operating results and balance sheet of such Acquired Businesses or New Subsidiaries (which information to the knowledge of the CFO is correct in all material respects) are provided to the Administrative Agent, (f) write off of existing financing charges not to exceed $1,600,000 in connection with existing Bank debt taken in the fiscal quarter ending January 31, 2000, (g) non-cash non-recurring charges related to a loss on asset sales or asset impairment charges related to KTI acceptable to the Administrative Agent not exceeding $5,000,000 in the aggregate taken in the four (4) fiscal quarters after the Effective Date (it being understood that such excluded charges shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such excluded charges shall be deemed cash charges and deducted from Consolidated Net Income accordingly), (h) one-time charges relating to transaction costs of not more than $3,500,000 for acquisitions completed as poolings, PROVIDED that such costs are taken no later than the calendar quarter ended December 31, 2000, and (i) solely for the purposes of determining compliance with Section 9.5 hereof, the EBITDA of Excluded Subsidiaries.

         CONSOLIDATED FUNDED INDEBTEDNESS. Collectively, without duplication, whether classified as Indebtedness, an Investment or otherwise on the Borrowers' consolidated balance sheet (excluding that portion of assets and liabilities or Investments of the Parent attributable to non-Borrowers, PROVIDED that such Investments are not guaranteed by any Borrower), (a) all indebtedness for borrowed money or credit obtained or other similar monetary obligations, direct or indirect, (b) all obligations evidenced by notes, bonds, debentures or other similar debt instruments (other than Performance Bonds), (c) any unpaid reimbursement obligations under any letter of credit, (d) all obligations, liabilities and indebtedness under Capitalized Leases which correspond to principal, and (e) guarantees of the Indebtedness of others referred to in clauses (a) through (d) above.

         CONSOLIDATED NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of the Borrowers after deduction of all expenses, taxes and proper charges determined in accordance with GAAP.

         CONSOLIDATED TOTAL ASSETS. All assets of the Borrowers determined on a consolidated basis in accordance with GAAP.

         CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest expense required to be paid or accrued by the Borrowers during such period on all Indebtedness of the Borrowers outstanding during all or any part of such period, including capitalized interest expense for such period, but excluding therefrom the non-cash amortization of debt issuance costs.

         CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Borrowers determined on a consolidated basis in accordance with GAAP.

         CONSULTING ENGINEER. An environmental consulting firm acceptable to the Banks.

         CONVERSION REQUEST. A notice given by the Parent on behalf of the Borrowers to the applicable Bank Agent of such Borrowers' election to convert or continue a Loan in accordance with Section 5.13.

         DEFAULT.  See Section 13.

         DE MINIMIS SUBSIDIARIES. Those Subsidiaries listed on Schedule 1 as "De Minimis Subsidiaries," PROVIDED that the aggregate assets, liabilities and/or annual gross revenues of all such Subsidiaries does not exceed $1,000,000.

         DISPOSAL.  See "Release".

         DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

         DOLLARS, $, U.S. DOLLARS OR U.S.$. Dollars in lawful currency of the United States of America.

         DOMESTIC BANKS. The Banks set forth on SCHEDULE 2, acting in their role as makers of Domestic Loans or as participants with respect to Domestic Letters of Credit.

         DOMESTIC BORROWERS. The Parent and its Subsidiaries (other than Excluded Subsidiaries) which conduct all or substantially all of their business in the United States or which are incorporated under the laws of the United States or a jurisdiction thereof.

         DOMESTIC COMMITMENT. With respect to each Domestic Revolving Credit Bank, the amount determined by multiplying such Bank's Domestic Commitment Percentage by the Total Domestic Commitment, as the same may be reduced or reallocated hereunder from time to time, or if such commitment is terminated pursuant to the provisions hereof, zero.

         DOMESTIC COMMITMENT PERCENTAGE. With respect to each Domestic Bank, the percentage set forth beside its name on SCHEDULE 2 hereto as the amount of such Domestic Bank's percentage of the Total Domestic Commitments (subject to adjustment upon any assignment pursuant to Section 19 or reallocation pursuant to Section 2.2).

         DOMESTIC LETTERS OF CREDIT. Standby Letters of Credit issued or to be issued by the Issuing Banks under Section 4 hereof for the account of the Domestic Borrowers.

         DOMESTIC LOANS. Domestic Revolving Credit Loans pursuant to Section 2 and the Term Loan pursuant to Section 4A made or to be made by the applicable Domestic Banks to the Domestic Borrowers.

         DOMESTIC OBLIGATIONS.  All Obligations other than Canadian
Obligations.

         DOMESTIC REVOLVING CREDIT BANKS. The Banks set forth on SCHEDULE 2 as Domestic Revolving Credit Banks, acting in their role as makers of Domestic Revolving Credit Loans or as participants with respect to Domestic Letters of Credit.

         DOMESTIC REVOLVING CREDIT LOANS. Domestic Revolving Credit Loans pursuant to Section 2 made or to be made by the Domestic Revolving Credit Banks to the Domestic Borrowers.

         DOMESTIC SECURITY AND PLEDGE AGREEMENT. The Amended and Restated Domestic Security and Pledge Agreement, dated the Effective Date, among the Domestic Borrowers and the Administrative Agent in form and substance satisfactory to the Administrative Agent.

         DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Sections 5.13 or 4A.6.2, or the date that any draft or other form of demand for payment is honored with respect to a Letter of Credit or the date of acceptance and purchase of any Bankers' Acceptance.

         EBIT. See definition of Consolidated Earnings Before Interest and
Taxes.

         EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

         EFFECTIVE DATE. The date on which the conditions precedent set forth in Section 10 are satisfied.

         ELIGIBLE CANADIAN ASSIGNEE. Any institutional lender which is (i) a bank named in SCHEDULE I or SCHEDULE II to the Bank Act (Canada) having total assets in excess of C$500,000,000 or (ii) any other Bank approved by the Bank Agents and the Canadian Borrowers, which approval shall not be unreasonably withheld.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of Section 3(3) of ERISA or Applicable Canadian Pension Legislation maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         ENVIRONMENTAL LAWS.  See Section 6.16(a).

         EQUITY OFFERING. The proposed sale or issuance by the Parent of any of its capital stock or equity interests or any warrants, rights or options to acquire its capital stock or equity interests.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA AFFILIATE. Any Person which is treated as a single employer with any Borrower under Section 414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any Bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Dollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the arithmetic rate per annum (rounded upwards to the nearest 1/16 of one percent) at which Dollar deposits are offered to the Administrative Agent by prime banks in whatever Eurodollar market may be selected by the Administrative Agent in its sole discretion, acting in good faith at or about 10:00 a.m. local time in such interbank market two Eurodollar Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         EURODOLLAR RATE LOANS. Domestic Loans bearing interest calculated by reference to the Eurodollar Rate.

         EVENT OF DEFAULT.  See Section 13.

         EXCESS OPERATING CASH FLOW. For any period, EBITDA MINUS (a) capital expenditures, (b) interest expenses, (c) cash taxes, and (d) scheduled payments of long term debt for such period. For the purposes of this definition, excess operating cash flow (a) for the period ending April 30, 2001, shall be measured from May 1, 2000 through April 30, 2001, and (b) for each fiscal year thereafter, shall be for such fiscal year.

         EXCHANGE RATE. On any day, (a) with respect to Canadian Dollars in relation to U.S. Dollars, the Spot Rate as quoted by the Bank of Canada as its noon Spot Rate at which U.S. Dollars are offered on such day for Canadian

Dollars, and (b) with respect to U.S. Dollars in relation to Canadian Dollars, the Spot Rate as quoted by the Bank of Canada as its noon Spot Rate at which Canadian Dollars are offered on such day for U.S. Dollars.

         EXCLUDED SUBSIDIARIES. PERC, Timber, MERC, AAR, the Insurance Subsidiary and the De Minimis Subsidiaries.

         FINANCIAL L/C(S). Letter(s) of credit where the event which triggers payment is financial, such as the failure to pay money, and not performance related, such as failure to ship a product or provide a service, as set forth in greater detail in the letter dated March 30, 1995 from the Board of Governors of the Federal Reserve System or in any applicable directive or letter ruling of the Board of Governors of the Federal Reserve System issued subsequent thereto.

         FINANCIAL L/C FEE.  See Section 5.2 (b).

         FIRST REVOLVER REDUCTION DATE.  See Section 2.4(a).

         FIRST TIER CANADIAN BORROWERS. Collectively, all Canadian Borrowers that are direct Subsidiaries of Domestic Borrowers.

         FUEL DERIVATIVES OBLIGATIONS.  See Section 8.1(h).

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR GAAP. When used in general, Generally Accepted Accounting Principles means (1) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, as shall be concurred in by independent certified public accountants of recognized standing whose report expresses an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been applied; and (2) when used with reference to the Borrowers, such principles shall include (to the extent consistent with such principles) the accounting practices reflected in the consolidated financial statements for the year ended on the Balance Sheet Date.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         HAZARDOUS SUBSTANCES. Any hazardous waste, as defined by 42 U.S.C.

Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any waste, hazardous waste, dangerous goods, contaminants, pollutants, toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

         INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (i)  every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses.

                  (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue in accordance with their terms or the Borrowers' normal or ordinary business practices or which are being contested in good faith),

                  (v)  every obligation of such Person under any Capitalized
         Lease,

                  (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes,

                  (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

                  (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                  (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         ING L/C. The letter of credit issued by ING to Central Maine Power in the maximum drawing amount of $30,000,000, as the same shall be reduced annually by $3,750,000.

         INSURANCE SUBSIDIARY. Casella Insurance Company, a Vermont corporation.

         INTEREST PERIOD.  With respect to each Eurodollar Rate Loan:

                  (a) initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurodollar Rate Loan or the making of a Eurodollar Rate Loan, and ending one (1), two (2), three
         (3) months or six (6) thereafter, as the case may be, as the Borrowers may select pursuant to the provisions of this Agreement; and

                  (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period, and end one (1), two
         (2), three (3) or six (6) months thereafter, as the case may be, as the Borrowers may select pursuant to the provisions of this Agreement;

         PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (A) if any Interest Period would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                           (B) if the Borrowers shall fail to give notice as provided in Section 5.13, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                           (C) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                           (D) no Interest Period shall extend beyond the
Maturity Date.

         INTERIM BALANCE SHEET DATE.  October 31, 1999.

         INTERIM KTI BALANCE SHEET DATE.  September 30, 1999.

         INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guarantees (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         ISSUANCE FEE.  See Section 5.2(b).

         ISSUING BANKS. The Banks issuing Letters of Credit, which shall be
(a) BankBoston (in the case of Domestic Letters of Credit), and (b) CIBC Canada and such other Canadian Banks as agreed to by the Administrative Agent and the Parent (in the case of Canadian Letters of Credit).

         KEYBANK.  See preamble.

         KTI.  KTI, Inc., a New Jersey corporation.

         KTI BALANCE SHEET DATE.  March 31, 1999.

         KTI NOTES. The 8 3/4% Convertible Notes of KTI, Inc. due August 15,
2004.

         KTI PLASTIC. FCR Plastics, Inc., a wholly-owned Subsidiary of KTI.

         KTI PURCHASE.  See Section 10.6.

         LETTERS OF CREDIT. Domestic Letters of Credit and Canadian Letters of Credit.

         LETTER OF CREDIT APPLICATIONS. Letter of Credit Applications in such form as may be agreed upon by any Borrower and either Issuing Bank from time to time which are entered into pursuant to Section 4 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

         LETTER OF CREDIT FEE.  See Section 5.2(b).

         LETTER OF CREDIT PARTICIPATION.  See Section 4.1(c).

         LETTER OF CREDIT PERCENTAGE. The percentage per annum equal to the margin above the Eurodollar Rate charged on Revolving Credit Eurodollar Rate Loans, as in effect from time to time, as set forth in the column "Applicable Rate for Revolving Credit Eurodollar Rate Loans" in the Applicable Rate table above.

         LOAN DOCUMENTS. This Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Bankers' Acceptances, the Security Documents, the Subordination Agreements, and any documents, instruments or agreements executed in connection with any of the foregoing, each as amended, modified, supplemented, or replaced from time to time.

         LOAN AND LETTER OF CREDIT REQUEST.  See Section 2.6(a).

         LOANS. Collectively, the Domestic Loans made by the Domestic Banks and the Canadian Loans made by the Canadian Banks.

         LOAN PERCENTAGE. With respect to each Bank as of a particular date, such Bank's portion of and participating interests in (calculated as a percentage) the sum, expressed in Dollars or U.S. Dollar Equivalents, of (i) the outstanding principal amount of the Revolving Credit Loans on such date,
(ii) the outstanding principal amount of the Term Loan on such date, (iii) the outstanding principal amount of the Swing Line Loans on such date, (iv) the Maximum Drawing Amount of Letters of Credit, any unpaid Reimbursement Obligations and Bankers' Acceptances outstanding on such date and, (v) with respect to the definition of Required Banks and Section 15.3 only, the unused Commitments on such date.

         MATURITY DATE. The Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable.

         MAXIMUM DRAWING AMOUNT. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit.

         MERC. Maine Energy Recovery Company, Limited Partnership, a Maine limited partnership of which KTI Environmental Group, Inc. owns a 83.75% limited partnership interest.

         MERC L/C. The Domestic Letter of Credit issued hereunder in the amount of $30,000,000 for the benefit of MERC.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

         NET CASH PROCEEDS. With respect to any sale of any assets of the Borrowers or the Excluded Subsidiaries, the gross consideration received by the Borrowers or any of the Excluded Subsidiaries (in cash) from such sale, net of commissions, direct sales costs, normal closing adjustments, the amount used to repay any Indebtedness secured by such assets, income taxes attributable to such sale and professional fees and expenses incurred directly in connection therewith, to the extent the foregoing are actually paid in connection with such sale.

         NET EQUITY PROCEEDS. With respect to any equity offering, including the Equity Offering, the excess of the gross cash proceeds received by such Person from such equity offering after deduction of reasonable and customary transaction expenses (including without limitation, underwriting discounts and commissions) actually incurred in connection with the equity offering.

         NEW BORROWER(S). Any Borrower hereunder who was not also a Borrower under the January 1998 Agreement.

         NEW SUBSIDIARY.  See definition of EBITDA.

         NON-U.S. LENDER.  See Section 5.3(c).

         NOTES. Collectively, the Domestic Revolving Credit Notes, the Term Notes, the Swing Line Note, and the Canadian Notes.

         OAKHURST. Oakhurst Company, Inc., a New Jersey corporation of which KTI owns a 35% interest.

         OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrowers to any of the Banks, the Bank Agents and the Issuing Banks, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, Bankers' Acceptances, the Notes, Swap Contracts, Fuel Derivatives Obligations and similar agreements or arrangements provided by any of the Banks or any other instrument at any time evidencing any thereof.

         PARENT.  See Preamble.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERC. Penobscot Energy Recovery Co., Ltd., a Maine limited partnership of which PERC, Inc. owns a 70.36% limited partnership interest.

         PERFORMANCE BONDS. See Section 8.1(d).

         PERMITTED LIENS.  See Section 8.2.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         POST-CLOSING LETTER. The post-closing letter agreement executed by and between the Parent and the Administrative Agent, dated as of the date hereof.

         POWER PURCHASE AGREEMENT. Collectively, (a) the Power Purchase

Agreement between MERC and Central Maine Power, and (b) the Power Purchase Agreement between PERC and Bangor Hydro.

         PRICING RATIO. At the end of any fiscal quarter of the Borrowers, the ratio of (a) Consolidated Funded Indebtedness to (b) EBITDA, as calculated on the Compliance Certificate delivered by the Borrowers pursuant to Section 7.4(c). For the purposes of the Pricing Ratio, EBITDA (a) for the fiscal quarter ending January 31, 2000, shall be actual combined EBITDA of the Parent and its Subsidiaries and KTI and its Subsidiaries (as approved by the Administrative Agent) (the "Combined First Quarter Amount") for such quarter multiplied by four (4), (b) for the fiscal quarter ending April 30, 2000, shall be the Combined First Quarter Amount PLUS EBITDA for the fiscal quarter ending on such date multiplied by two (2), (c) for the fiscal quarter ending July 31, 2000, shall be the Combined First Quarter Amount PLUS EBITDA for the period of two consecutive fiscal quarters ending on such date multiplied by 1.33, (d) for the fiscal quarter ending October 31, 2000, shall be the Combined First Quarter Amount PLUS EBITDA for the period of three fiscal quarters ending on such date, and (e) for the fiscal quarter ending January 31, 2001 and all fiscal quarters ending thereafter, shall be the EBITDA for the period of four (4) consecutive fiscal quarters ending on such date.

         REAL PROPERTY. All real property heretofore, now, or hereafter owned or leased by the Borrowers.

         REIMBURSEMENT OBLIGATION. The Domestic Borrowers' joint and several obligations to reimburse the Issuing Banks and the Domestic Revolving Credit Banks on account of any drawing under any Domestic Letter of Credit and (to the fullest extent permitted by law) the Canadian Borrowers' joint and several obligations to reimburse the Issuing Banks and the Canadian Banks on account of any drawing under any Canadian Letter of Credit, all as provided in Section 4.2.

         REFUNDING BANKERS' ACCEPTANCE.  See Section 3.2.

         RELEASE. Shall mean the broader of (i) the meaning specified for the term "Release" (or "Released") in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ. ("CERCLA") and (ii) the meaning specified for the term "DISPOSAL" (or "DISPOSED") in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state or province (or the Federal laws of Canada applicable therein) wherein the property lies establishes a meaning for "Release" or "Disposal" or any analogous term which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

         REQUIRED BANKS. As of any date, the Banks whose aggregate percentages constitute at least fifty-one percent (51%) of the Loan Percentages, PROVIDED that for purposes of this definition "Bank" shall not include any delinquent Bank until such Bank is no longer deemed a delinquent Bank under Section 15.4.

         REVOLVER REDUCTION DATES.  See Section 2.4(a).

         REVOLVING CREDIT BANKS. The Domestic Revolving Credit Banks and the Canadian Banks.

         REVOLVING CREDIT LOANS. The Domestic Revolving Credit Loans and the Canadian Loans.

         REVOLVING CREDIT MATURITY DATE.  December 14, 2004.

         SECOND REVOLVER REDUCTION DATE.  See Section 2.4(a).

         SECOND TIER CANADIAN BORROWERS. Collectively, all Canadian Borrowers that are direct Subsidiaries of other Canadian Borrowers.

         SECURITY DOCUMENTS. The Domestic Security and Pledge Agreement, the Canadian Pledge Agreement and the Canadian Security Agreements, each as amended and in effect from time to time, and any additional documents evidencing or perfecting the Administrative Agent's lien on the assets of the applicable Borrowers for the benefit of the applicable Banks (including Uniform Commercial Code financing statements and the Canadian equivalent thereof).

         SELLER SUBORDINATED DEBT. Indebtedness of the Borrowers which has been subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a subordination agreement containing subordination provisions substantially in the form of Exhibit F (the "Subordination Agreement") hereto; PROVIDED that (a) at the time such Seller Subordinated Debt is incurred, no Default or Event of Default has occurred or would occur as a result of such incurrence, and (b) the documentation evidencing such Seller Subordinated Debt shall have been delivered to the Administrative Agent and shall contain ALL of the following characteristics: (i) it shall be unsecured, (ii) it shall bear a market rate of interest, (iii) it shall have a final maturity of at least five (5) years, (iv) it shall not require unscheduled principal repayments thereof prior to the maturity date, (v) it shall have financial covenants (including covenants relating to incurrence of indebtedness) which are meaningfully less restrictive than those set forth herein, (vi) it shall have no restrictions on the Borrower's ability to grant liens securing indebtedness ranking senior to such Seller Subordinated Debt, (vii) it shall permit the incurrence of senior indebtedness under this Agreement, (viii) it may be cross-accelerated with the Obligations and other senior indebtedness of the Borrowers (but shall not be cross-defaulted except for payment defaults which the senior lenders have not waived) and may be accelerated upon bankruptcy, (ix) it shall provide for the complete, automatic and unconditional release of any and all guarantees of such Seller Subordinated Debt granted by any Borrower in the event of the sale by any Person of such Borrower or the sale by any Person of all or substantially all of such Borrower's assets (including in the case of a foreclosure), (x) it shall provide that (A) upon any payment or distribution of the assets of the Borrowers (including after the commencement of a bankruptcy proceeding) of any kind or character, all of the Obligations (including interest accruing after the commencement of any bankruptcy proceeding at the rate specified for the applicable Obligation, whether or not such interest is an allowable claim in any such proceeding) shall be paid in full prior to any payment being received by the holders of the Seller Subordinated Debt and (B) until all of the Obligations (including the interest described in subclause (A) above) are paid in full in cash, any payment or distribution to which the holders of the Seller Subordinated Debt would be entitled but for the subordination provisions of the type described in clauses (xi) and (xii) hereof shall be made to the holders of the Obligations, (xi) it shall provide that in the event of a payment default under Section 13.1(a) or (b) hereof, the Borrowers shall not be required to pay the principal of, or any interest, fees and all other amounts payable with respect to the Seller Subordinated Debt until the Obligations have been paid in full in cash, (xii) it shall provide that in the event of any other Event of Default, the Banks shall be permitted to block with respect to the Seller Subordinated Debt for a period of 180 days (A) payments of principal, interest, fees and all other amounts payable, and (B) enforcement of remedies for Seller Subordinated Debt in excess of $1,000,000, and (xiii) it shall acknowledge that none of the provisions outlined in part (b) of this definition can be amended, modified or otherwise altered without the prior written consent of the Required Banks.

         SETTLEMENT. The making or receiving of payments, in immediately available funds, by the Domestic Revolving Credit Banks to or from the Administrative Agent in accordance with Section 2.8 hereof to the extent necessary to cause each such Bank's actual share of the outstanding amount of the Domestic Loans to be equal to such Bank's Domestic Commitment Percentage of the outstanding amount of such Domestic Loans, in any case when, prior to such action, the actual share is not so equal.

         SETTLEMENT AMOUNT.  See Section 2.8(b).

         SETTLEMENT DATE.  See Section 2.8(b).

         SETTLING BANK.  See Section 2.8(b).

         SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

         SWAP CONTRACTS. Any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or other similar agreement (including any option to enter into any of the foregoing).

         SWING LINE LOANS.  See Section 2.8(a).

         SWING LINE NOTE.  See Section 2.8(a).

         TERM LOAN. The term loan made or to be made by the Term Loan Lenders to the Domestic Borrowers pursuant to Section 4A in the maximum principal amount of $150,000,000.

         TERM LOAN BASE RATE MARGIN.  See Section 4A.6.1(a).

         TERM LOAN EURODOLLAR MARGIN.  See Section 4A.6.1(b).

         TERM LOAN LENDERS. Each of the Domestic Banks holding a portion of the Term Loan as set forth on SCHEDULE 2 hereto and any other Person who becomes an assignee of any rights and obligations of a Term Loan Lender pursuant to Section 19.

         TERM LOAN PERCENTAGE. With respect to each Term Loan Lender, the percentage set forth on SCHEDULE 2 (subject to adjustment in accordance with Section 19 and Section 4A.4.3 hereof) as such Bank's percentage of the Term Loan.

         TERM LOAN MATURITY DATE.  December 14, 2006.

         TERM NOTES.  See Section 4A.2.

         TERM NOTE RECORD.  A record with respect to a Term Note.

         TIMBER.  Timber Energy Resources, Inc. a Florida corporation.

         TIMBER ENVIRONMENTAL LIABILITY. The environmental liabilities of Timber disclosed on SCHEDULE 6.18 to be assumed by the Parent, in an amount not to exceed $500,000.

         TOTAL CANADIAN COMMITMENT.  See Section 2.1(b).

         TOTAL COMMITMENT. The sum of the Total Canadian Commitment and the Total Domestic Commitment, which amount shall initially equal $300,000,000, as such amount may be reduced pursuant to Section 2.2 and Section 2.4 hereof.

         TOTAL CONSOLIDATED FUNDED INDEBTEDNESS. Collectively, without duplication, whether classified as indebtedness, an Investment or otherwise on the Borrowers' and the Excluded Subsidiaries' consolidated balance sheet,
(a) all indebtedness for borrowed money or credit obtained or other similar monetary obligations, direct or indirect, (b) all obligations evidenced by notes, bonds, debentures or other similar debt instruments (other than Performance Bonds), (c) the face amount of all Financial L/Cs and any unpaid reimbursement obligations under any Financial L/C, (d) all obligations, liabilities and indebtedness under capitalized leases which correspond to principal, and (e) guarantees of the Indebtedness of others referred to in clauses (a) through (d) above.

         TOTAL DOMESTIC COMMITMENT.  See Section 2.1(a).

         TYPE. As to any Domestic Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         UNDRAWN TERM LOAN FEE.  See Section 5.2(d).

         U.S. DOLLAR EQUIVALENT. With respect to an amount of Canadian Dollars, on any date, the amount of U.S. Dollars that may be purchased with such amount of Canadian Dollars at the Exchange Rate with respect to Canadian Dollars on such date.

         YEAR 2000 ISSUE. The risk that computer applications used by the Borrowers may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999.

         Section 1.2.  RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York or the Canadian equivalent, if applicable, have the meanings assigned to them therein.

                  (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         Section 2.  THE REVOLVING CREDIT LOANS.

         Section 2.1.  COMMITMENT TO LEND.

                  (a) Subject to the terms and conditions set forth in this Agreement, each of the Domestic Revolving Credit Banks severally agrees to lend to the Domestic Borrowers and the Domestic Borrowers may borrow, repay, and reborrow from time to time between the

         Effective Date and the Revolving Credit Maturity Date upon notice by the Domestic Borrowers to the Administrative Agent given in accordance with Section 2.6, such Bank's Domestic Commitment Percentage of such sums as are requested by the Domestic Borrowers in the minimum aggregate amount of $500,000 or an integral multiple thereof; PROVIDED, that except as otherwise provided herein, the outstanding amount of Domestic Revolving Credit Loans (including the Swing Line Loans) and the Maximum Drawing Amount of the Domestic Letters of Credit shall not exceed a maximum aggregate amount outstanding equal to $300,000,000, as such amount may be reduced or reallocated pursuant to Section 2.2 or
         Section 2.4 hereof (the "Total Domestic Commitment") at any time, PROVIDED that so long as the ING L/C is outstanding, the outstanding amount of Domestic Revolving Credit Loans (including the Swing Line Loans) and the Maximum Drawing Amount of the Domestic Letters of Credit shall not exceed a maximum aggregate amount outstanding equal to $300,000,000 MINUS the maximum drawing amount of the ING L/C. Domestic Revolving Credit Loans made hereunder shall be made PRO RATA in accordance with each Domestic Revolving Credit Bank's Domestic Commitment Percentage.

                  (b) Subject to the terms and conditions set forth in this Agreement, including, without limitation Section 11.6, and upon the request of the Canadian Borrowers, each of the Canadian Banks severally agrees to lend to the Canadian Borrowers, and the Canadian Borrowers may borrow, repay, and reborrow from time to time between the Effective Date and the Revolving Credit Maturity Date, upon notice by the Canadian Borrowers to the Bank Agents given in accordance with this
         Section 2, its Canadian Commitment Percentage of the Canadian Loans as are requested by the Canadian Borrowers; PROVIDED THAT the sum of the outstanding principal amount of the Canadian Loans, the aggregate face amount of all outstanding Bankers' Acceptances accepted and purchased, and the Maximum Drawing Amount of outstanding Canadian Letters of Credit shall not exceed a maximum aggregate amount outstanding equal to US$0, PROVIDED that , as such amount may be reduced or reallocated pursuant to Section 2.2 or Section 2.4 hereof (the "Total Canadian Commitment").

                  (c) Each request for a Loan or Letter of Credit and each request for an acceptance and purchase of a Bankers' Acceptance hereunder shall constitute a representation and warranty by the applicable Borrowers that the conditions set forth in Section 10 and
         Section 11, as the case may be, have been satisfied on the date of such request.

         Section 2.2.  REDUCTION OF TOTAL COMMITMENT AND REALLOCATIONS.

         Section 2.2.1.  REDUCTION OF TOTAL COMMITMENT.

                  (a) The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Revolving Credit Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Each of the Total Domestic Commitment and the Total Canadian Commitment shall be reduced ratably in the event of such a reduction so that no such reduction shall change the ratio of the Total Domestic Commitment to the Total Canadian Commitment in effect immediately prior to such reduction, and further provided that at no time may (i) the Total Domestic Commitment be reduced to an amount less than the sum of (A) the Maximum Drawing Amount of all Domestic Letters of Credit, and (B) all Domestic Revolving Credit Loans then outstanding, or (ii) the Total Canadian Commitment be reduced to an amount less than the sum of (A) the Maximum Drawing Amount of all Canadian Letters of Credit, (B) all Canadian Loans then outstanding, and (C) the face amount of all outstanding Bankers' Acceptances.

                  (b) No reduction or termination of the Total Commitment, the Total Domestic Commitment or the Total Canadian Commitment once made may be revoked; the portion of the Total Commitment, the Total Domestic Commitment or the Total Canadian Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

                  (c) The Administrative Agent will notify the Revolving Credit Banks promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.2.1 and will distribute to each such Bank a revised schedule of Commitments, Domestic Commitment Percentages and Canadian Commitment Percentages, as applicable.

         Section 2.2.2.  REALLOCATIONS.

                  (a) Upon the request of the Borrowers, with the approval of the Administrative Agent and the Canadian Agent, and at the sole discretion of (i) the Canadian Banks, such Banks may reallocate all or a portion of their Canadian Commitments to their Domestic Bank affiliates' Domestic Commitments, or (ii) the Domestic Revolving Credit Banks, such Banks may reallocate all or a portion of their Domestic Commitments to their Canadian Bank affiliates' Canadian Commitments, subject to payment by the Borrowers to the appropriate Bank Agent of a fee as agreed from time to time in respect thereof. The Total Canadian Commitment or Total Domestic Commitment, as applicable, shall be permanently reduced by the amount of such reallocation, and the Total Domestic Commitment or Total Canadian Commitment, as applicable, shall be increased by the same amount.

                  (b) Each of the Revolving Credit Banks and the Borrowers further agrees that the Administrative Agent may make such conforming changes to this Agreement as the Administrative Agent may determine are necessary to accomplish the reallocations authorized herein, including, without limitation, revisions to SCHEDULES 2 and 3 hereto, PROVIDED THAT prior to giving effect to any such changes, the Administrative Agent shall have provided written notice to the applicable Banks and the Borrowers of such changes. If requested by the Administrative Agent, or any affected Bank, the Borrowers hereby agree to issue new Notes, and the applicable Banks agree to cancel and return any old Notes that are replaced by such new Notes, as applicable in connection with any such reallocations.

                  (c) Unless a Default or Event of Default has occurred and is continuing, from the Effective Date through and including January 31, 2000, the Canadian Borrowers may request that the Total Canadian Commitment be increased to up to $25,000,000, hereunder, PROVIDED that the Total Commitment does not exceed $300,000,000, subject to the approval of the Administrative Agent, and PROVIDED, further, that (i) any Canadian Bank which is a party to this Agreement prior to any such increase may elect to fund its pro rata share of the increase, thereby increasing its Commitment hereunder, but no Canadian Bank shall be required to do so, (ii) in the event that it becomes necessary to include a new Canadian Bank to provide additional funding under this
         Section 2.2.2, such new Canadian Bank, as applicable, must be reasonably acceptable to the Canadian Agent and the Canadian Borrowers, and (iii) the Domestic Banks' Domestic Commitment Percentages and Canadian Banks' Canadian Commitment Percentages, as applicable, shall be correspondingly adjusted and Canadian Notes, issued or amended and such other changes shall be made to the Loan Documents, as necessary, to reflect any such increase(s) in the Total Canadian Commitment, and concomitant decreases in the Total Domestic Commitment.

         Section 2.3.  THE REVOLVING CREDIT NOTES.

                  (a) The Domestic Revolving Credit Loans shall be evidenced by promissory notes of the Domestic Borrowers in substantially the form of EXHIBIT A-1 hereto (each a "Domestic Revolving Credit Note"), dated as of the Effective Date (or such later date as a Domestic Revolving Credit Bank becomes a party hereto pursuant to Section 19) and completed with appropriate insertions. One Domestic Revolving Credit Note shall be payable to the order of each Domestic Revolving Credit Bank in a principal amount equal to such Domestic Revolving Credit Bank's Domestic Commitment or, if less, the outstanding amount of all Domestic Loans made by such Domestic Revolving Credit Bank, plus interest accrued thereon, as set forth below.

                  (b) The Canadian Loans shall be evidenced by either (i) separate promissory notes of the Canadian Borrowers in substantially the form of EXHIBIT A-2 hereto (each, a "Canadian Note"), dated as of the date such facility is activated and completed with appropriate insertions, or (ii) this Agreement and by individual loan accounts maintained by the Canadian Agent on its books for each of the Canadian Banks, it being the intention of the parties hereto that, unless a Canadian Note is requested by a Canadian Bank, the Canadian Borrowers' obligations with respect to Canadian Loans are to be evidenced only as stated herein and not by separate promissory notes. If a Canadian Bank requests a Canadian Note, one Canadian Note shall be payable to the order of such Canadian Bank in an amount equal to its Canadian Commitment, and shall represent the joint and several obligations, to the fullest extent permitted by law, of the Canadian Borrowers to pay such Canadian Bank such principal amount or, if less, the outstanding principal amount of all Canadian Loans made by such Canadian Bank, plus interest accrued thereon, as set forth herein.

                  (c) The applicable Borrowers irrevocably authorize the applicable Banks to make, or cause to be made, in connection with a Drawdown Date of any Domestic Revolving Credit Loan or Canadian Loan, as the case may be, at the time of receipt of any payment of principal on any such Note, an appropriate notation on such Bank's records or on the schedule attached to such Bank's Note or a continuation of such schedule attached thereto reflecting the making of such Loan, or the receipt of such payment (as the case may be) and may, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of such Revolving Credit

         Loans evidenced thereby. The outstanding amount of the Revolving Credit Loans set forth on such Bank's record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the applicable Borrowers hereunder or under such Notes to make payments of principal of or interest on any such Notes when due.

         Section 2.4.  REDUCING REVOLVER; MATURITY OF THE REVOLVING CREDIT
LOANS.

         (a) On December 14, 2002 (the "First Revolver Reduction Date"), the Total Commitment shall be irrevocably reduced to $275,000,000, and on December 14, 2003 (the "Second Revolver Reduction Date", and together with the First Revolver Reduction Date, the "Revolver Reduction Dates") , the Total Commitment shall be irrevocably reduced to $250,000,000, and any payments required by Section 2.5 shall be made on each such date, with a final payment on the Revolving Credit Maturity Date in an amount equal to the unpaid balance of the Revolving Credit Loans, together with any and all accrued and unpaid interest thereon. On each such reduction date, each Revolving Bank's Domestic Commitment or Canadian Commitment (as applicable) shall be reduced PRO RATA in accordance with such Bank's Domestic Commitment Percentage or Canadian Commitment Percentage. The Domestic Borrowers jointly and severally promise to pay on (a) each Revolver Reduction Date, all Domestic Revolving Credit Loans, unpaid Reimbursement Obligations with respect to Domestic Letters of Credit and any and all unpaid interest accrued thereon, exceeding the amount of the reduced Total Domestic Commitment, and
(b) the Revolving Credit Maturity Date all Domestic Revolving Credit Loans outstanding, unpaid Reimbursement Obligations with respect to Domestic Letters of Credit and any and all unpaid interest accrued thereon. The Canadian Borrowers jointly and severally, to the fullest extent permitted by law, promise to pay on (a) each Revolver Reduction Date, all Canadian Loans, unpaid Reimbursement Obligations with respect to Canadian Letters of Credit, any amounts owing with respect to Bankers' Acceptances, and any and all unpaid interest accrued thereon, as applicable, exceeding the amount of the reduced Total Canadian Commitment, and (b) the Revolving Credit Maturity Date all Canadian Loans outstanding, unpaid Reimbursement Obligations with respect to Canadian Letters of Credit, any amounts owing with respect to Bankers' Acceptances, and any and all unpaid interest accrued thereon. The Revolving Credit Loans shall be due and payable on each Revolver Reduction Date and the Revolving Credit Maturity Date, as set forth above.

         (b) Any payments made by the Borrowers pursuant to this Section 2.4 shall ratably reduce each of the Total Domestic Commitment and the Total Canadian Commitment so that no such reduction shall change the ratio of the Total Domestic Commitment to the Total Canadian Commitment in effect immediately prior to such reduction.

         Section 2.5. MANDATORY REPAYMENTS OF THE REVOLVING CREDIT LOANS. If at any time (i) the sum of the outstanding amount of the Domestic Revolving Credit Loans PLUS the Maximum Drawing Amount of all outstanding Domestic Letters of Credit exceeds the Total Domestic Commitment, whether by reduction of the Total Domestic Commitment or otherwise, or (ii) the sum of the outstanding amount of the Canadian Loans, PLUS the Maximum Drawing Amount of all outstanding Canadian Letters of Credit, PLUS the aggregate face amount of all outstanding Bankers' Acceptances, exceeds the Total Canadian Commitment, whether by reduction of the Total Canadian Commitment, due to currency fluctuations or otherwise, then the Domestic Borrowers, jointly and severally, shall immediately pay the amount of such excess to the Administrative Agent in the case of clause (i) above, and the Canadian Borrowers, jointly and severally, to the fullest extent permitted by law, shall immediately pay the amount of such excess to the Canadian Agent, in the case of clause (ii) above, within two (2) Business Days of notice thereof if due to currency fluctuations, (A) for application to the applicable Revolving Credit Loans, in the case of clause (i) above, first to Domestic Revolving Credit Loans, or in the case of clause (ii) above, first to the Canadian Loans, subject to Section 5.14, or (B) if no Revolving Credit Loans shall be outstanding, to be held by the Administrative Agent or the Canadian Agent, as the case may be, for the benefit of the applicable Banks as collateral security for such excess Maximum Drawing Amount and/or borrowing by way of Bankers' Acceptances; PROVIDED, HOWEVER, that if the amount of cash collateral held by the Administrative Agent or the Canadian Agent pursuant to this Section 2.5 exceeds the Maximum Drawing Amount and/or borrowings by way of Bankers' Acceptances required to be collateralized from time to time, such Bank Agent shall return such excess to the applicable Borrowers.

         Section 2.6.  REQUESTS FOR REVOLVING CREDIT LOANS.

                  (a) The Domestic Borrowers shall give to the Administrative Agent written notice in the form of EXHIBIT B-1 hereto (or telephonic notice confirmed by telecopy on the same Business Day in the form of EXHIBIT B-1 hereto) of each Domestic Revolving Credit Loan requested hereunder (a "Loan and Letter of Credit Request") not later than 11:00 a.m. Boston time (i) no less than one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) no less than three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the amount of such Domestic Revolving Credit Loan, (B) the proposed Drawdown Date of such Domestic Revolving Credit Loan, (C) the Type of such Domestic Revolving Credit Loan, (D) the Interest Period for such Domestic Revolving Credit Loan (if a Eurodollar Rate Loan), and (E) the aggregate outstanding amount of all Swing Line Loans. Each Domestic Revolving Credit Loan requested shall be in a minimum amount of $5,000,000, or in $1,000,000 additional increments thereof. Each such Domestic Loan request shall reflect the Maximum Drawing Amount of all Domestic Letters of Credit outstanding and the amount of Domestic Revolving Credit Loans outstanding (including Swing Line Loans). Domestic Revolving Credit Loan requests made hereunder shall be irrevocable and binding on the Domestic Borrowers, and shall obligate the Domestic Borrowers to accept the Domestic Revolving Credit Loan requested from the Domestic Revolving Credit Banks on the proposed Drawdown Date.

                  (b) The Canadian Borrowers shall give to the Bank Agents written notice in the form of EXHIBIT B-2 hereto (or telephone notice confirmed in writing or a facsimile in the form of EXHIBIT B-2 hereto) of each Canadian Loan requested hereunder (a "Canadian Loan and Letter of Credit Request") not later than 11:00 a.m. (Boston time) no less than one (1) Business Day prior to the Drawdown Date of any Canadian Prime Rate Loan or Canadian Base Rate Loan. Each such Canadian Loan and Letter of Credit Request shall specify (A) the principal amount of the Canadian Loan requested, (B) the proposed Drawdown Date of such Canadian Loan, and (C) whether such Canadian Loan is to be a Canadian Prime Rate Loan or a Canadian Base Rate Loan. Each such Canadian Loan and Letter of Credit Request shall reflect the amount of Canadian Loans and Bankers' Acceptances outstanding and the Maximum Drawing Amount of all Canadian Letters of Credit. Each Canadian Loan and Letter of Credit Request shall be in a minimum amount of C$1,000,000, or C$500,000 additional increments thereof for Canadian Loans and in C$100,000 for Canadian Letters of Credit. Canadian Loan and Letter of Credit Requests made hereunder shall be irrevocable and binding on the Canadian Borrowers, and shall obligate the Canadian Borrowers to accept the Canadian Loan requested from the Canadian Banks on the proposed Drawdown Date.

         Section 2.7. FUNDS FOR DOMESTIC REVOLVING CREDIT LOANS AND CANADIAN LOANS.

                  (a) Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loan, (i) in the case of Domestic Revolving Credit Loans, each of the Domestic Revolving Credit Banks will make available to the Administrative Agent, at the Administrative Agent's Head Office, or, (ii) in the case of Canadian Loans, each of the Canadian Banks will make available to the Canadian Agent, at the Canadian Agent's Head Office, in each case in immediately available funds, the amount of such Bank's Domestic Commitment Percentage or Canadian Commitment Percentage, as the case may be, of the amount of the requested Revolving Credit Loans. Upon receipt from each applicable Bank of such amount, and upon receipt of the documents required by Sections 10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Domestic Borrowers in immediately available funds the aggregate amount of such Domestic Revolving Credit Loans made available to the Administrative Agent by the Domestic Revolving Credit Banks, and the Canadian Agent will make available to the Canadian Borrowers in immediately available funds the aggregate amount of such Canadian Loans made available to the Canadian Agent by the Canadian Banks. The failure or refusal of any Revolving Credit Bank to make available to the Administrative Agent or the Canadian Agent, as the case may be, at the aforesaid time and place on any Drawdown Date the amount of its Domestic Commitment Percentage of the requested Domestic Revolving Credit Loans or the amount of its Canadian Commitment Percentage of the requested Canadian Loans shall not relieve any other Revolving Credit Bank from its several obligation hereunder to make available to the Administrative Agent, or the Canadian Agent, as the case may be, the amount of such other Revolving Credit Bank's Commitment Percentage of any requested Revolving Credit Loan.

                  (b) The Administrative Agent or the Canadian Agent, as the case may be, may, unless notified to the contrary by any Revolving Credit Bank prior to a Drawdown Date, assume that such Bank has made available to the Administrative Agent or the Canadian Agent, as the case may be, on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent or the Canadian Agent, as the case may be, may (but shall not be required to), in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount. If any Revolving Credit Bank makes available to the Administrative Agent or the Canadian Agent, as the case may be, such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent or the Canadian Agent, as the case may be, on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent, or corresponding Canadian funds in the case of the Canadian Agent, during each day included in such period, TIMES (ii) the amount of such Bank's Commitment Percentage of such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Administrative Agent or the Canadian Agent, as applicable, and the denominator of which is 365. A statement of the Administrative Agent or the Canadian Agent, as the case may be, submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence, absent manifest error, of the amount due and owing to such Bank Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to such Bank Agent by such Bank within three (3) Business Days following such Drawdown Date, such Bank Agent shall be entitled to recover such amount from such Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         Section 2.8.  SWING LINE LOANS; SETTLEMENTS.

                  (a) Solely for ease of administration of the Domestic Revolving Credit Loans, BankBoston may, upon receipt of a Domestic Loan and Letter of Credit Request requesting a Swing Line Loan no later than 2:30 p.m. (Boston time) on the proposed date of funding, but shall not be required to, fund Base Rate Loans made in accordance with the provisions of this Agreement ("Swing Line Loans") for periods not to exceed seven (7) days in any one case, bearing interest as set forth in
         Section 5.1. The Swing Line Loans shall be evidenced by a promissory note of the Domestic Borrowers in substantially the form of EXHIBIT A-3 hereto (the "Swing Line Note") dated as of the Effective Date, and shall each be in a minimum amount of $100,000 or greater, PROVIDED
         THAT the outstanding amount of Swing Line Loans advanced by BankBoston hereunder shall not exceed $10,000,000 at any time. Each Domestic Revolving Credit Bank shall remain severally and unconditionally liable to fund its PRO RATA share (based upon such

         Bank's Domestic Commitment Percentage) of such Swing Line Loans on each Settlement Date and, in the event BankBoston chooses not to fund all Base Rate Loans requested on any date, to fund its Domestic Commitment Percentage of the Base Rate Loans requested, subject to satisfaction of the provisions hereof relating to the making of Base Rate Loans. Prior to each Settlement, all payments or repayments of the principal of, and interest on, Swing Line Loans shall be credited to the account of BankBoston.

                 (b) The Domestic Revolving Credit Banks shall effect Settlements on (i) the Business Day immediately following any day which BankBoston gives written notice to the Administrative Agent to effect a Settlement, (ii) the Business Day immediately following the Administrative Agent's becoming aware of the existence of any Default or Event of Default, (iii) the Revolving Credit Maturity Date, (iv) any date on which the Borrowers wish to convert a Swing Line Loan into a Eurodollar Rate Loan, and (v) in any event, the seventh day on which any Swing Line Loan remains outstanding (each such date, a "Settlement Date"). One (1) Business Day prior to each such Settlement Date, the Administrative Agent shall give telephonic notice to the Domestic Revolving Credit Banks of (A) the respective outstanding amount of Domestic Revolving Credit Loans made by each Domestic Revolving Credit Bank as at the close of business on the prior day, (B) the amount that any Domestic Revolving Credit Bank, as applicable (a "Settling Bank"), shall pay to effect a Settlement (a "Settlement Amount"). A statement of the Administrative Agent submitted to the Domestic Revolving Credit Banks with respect to any amounts owing hereunder shall be PRIMA FACIE evidence of the amount due and owing. Each Settling Bank shall, not later than 1:00 p.m. (Boston time) on each Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent at the Administrative Agent's Head Office in the amount of such Bank's Settlement Amount. All funds advanced by any Domestic Revolving Credit Bank as a Settling Bank pursuant to this Section 2.8 shall for all purposes be treated as a Base Rate Loan to the Borrowers.

                  (c) The Administrative Agent may (unless notified to the contrary by any Settling Bank by 12:00 noon (Boston time) one (1) Business Day prior to the Settlement Date) assume that each Settling Bank has made available (or will make available by the time specified in Section 2.8(b)) to the Administrative Agent its Settlement Amount, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, effect Settlements. If the Settlement Amount of such Settling Bank is made available to the Administrative Agent on a date after such Settlement Date, such Settling Bank shall pay the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period TIMES (ii) such Settlement Amount TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to but not including the date on which such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 365. Upon payment of such amount such Settling Bank shall be deemed to have delivered its Settlement Amount on the Settlement Date and shall become entitled to interest payable by the Domestic Borrowers with respect to such Settling Bank's Settlement Amount as if such share were delivered on the Settlement Date. If such Settlement Amount is not in fact made available to the Administrative Agent by such Settling Bank within five (5) Business Days of such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Domestic Borrowers, with interest thereon at the Base Rate.

                  (d) After any Settlement Date, any payment by the Domestic Borrowers of Swing Line Loans hereunder shall be allocated PRO RATA among the Domestic Revolving Credit Banks, in accordance with such Banks' Domestic Commitment Percentages.

                 (e) If, prior to the making of a Domestic Revolving Credit Loan pursuant to paragraph (b) of this Section 2.8, a Default or Event of Default has occurred and is continuing, each Domestic Revolving Credit Bank will, on the date such Loan was to have been made, purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its Domestic Commitment Percentage of such Swing Line Loans. Each Domestic Revolving Credit Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Administrative Agent will deliver to such Domestic Revolving Credit Bank a Swing Line participation certificate dated the date of receipt of such funds and in such amount.

                  (f) Whenever, at any time after the Administrative Agent has received from any Domestic Revolving Credit Bank such Bank's participating interest in the Swing Line Loans pursuant to clause (e) above, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by the Administrative Agent is required to be returned, such Bank will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it in like funds as such payment is required to be returned by the Administrative Agent.

                  (g) Each Domestic Revolving Credit Bank's obligation to purchase participating interests pursuant to clause (e) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Administrative Agent, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any other Person; (iv) any breach of this Agreement by the Borrowers or any other Bank or Bank Agent; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         Section 2.9. OPTIONAL PREPAYMENTS OR REPAYMENTS OF REVOLVING CREDIT LOANS.
         The applicable Borrowers shall have the right, at their election, to repay or prepay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium; PROVIDED (i) each partial prepayment shall be in the principal amount of $250,000 or an integral multiple thereof, and (ii) that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section
2.9 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the appropriate Bank Agent(s), no later than 11:00 a.m. (Boston time) (a) at least one (1) Business Day written notice (or telephonic notice confirmed in writing) of such proposed prepayment or repayment, written notice (or telephonic notice confirmed in writing) of any proposed prepayment or repayment pursuant to this Section 2.9 of Base Rate Loans, Canadian Prime Rate Loans or Canadian Base Rate Loans and (b) at least three (3) Eurodollar Business Days written notice (or telephonic notice confirmed in writing) of any proposed prepayment or repayment pursuant to this Section 2.9 of Eurodollar Rate Loans, in each case, specifying the proposed date of prepayment or repayment of Revolving Credit Loans and the principal amount to be paid. Each such partial prepayment shall be applied first to the principal of Base Rate Loans, Canadian Prime Rate Loans or Canadian Base

Rate Loans (as applicable) and then to the principal of Eurodollar Rate Loans. Payments received from Domestic Borrowers shall be applied pro rata to each Domestic Revolving Credit Bank in respect of its outstanding Domestic Commitment. Payments received from Canadian Borrowers shall be applied pro rata to each Canadian Bank in respect of its outstanding Canadian Commitment.

         Section 3  BANKERS' ACCEPTANCES.

         Section 3.1. ACCEPTANCE AND PURCHASE.
                       Subject to the terms and conditions hereof, each Canadian Bank severally agrees to accept and purchase Bankers' Acceptances drawn upon it by the Canadian Borrowers denominated in Canadian Dollars. The Canadian Borrowers shall notify the Canadian Agent by irrevocable written notice (each a "Bankers' Acceptance Notice") by 10:00 a.m. (Boston time) three (3)
Business Days prior to the date of any borrowing by way of Bankers'
Acceptances. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$1,000,000 and integral multiples of C$500,000 in excess thereof. The face amount of each Bankers' Acceptance shall be C$100,000 or any integral multiple thereof. Each Bankers' Acceptance Notice shall be in the form of EXHIBIT B-3. In no event shall the U.S. Dollar Equivalent of the aggregate face amount of all outstanding Bankers'
Acceptances exceed the Total Canadian Commitment minus the sum of the outstanding principal amount of all Canadian Loans (expressed in its U.S.
Dollar Equivalent thereof), plus the Maximum Drawing Amount (expressed in its U.S. Dollar Equivalent thereof) of all outstanding Canadian Letters of Credit. If clearing services acceptable to the Canadian Banks and the Canadian Agent are available, all Bankers' Acceptances may be issued in the form of a depository bill and deposited with a clearing house, both terms as defined in the DEPOSITORY BILLS AND NOTES ACT (S.C. 1998 c.13). The Canadian Agent shall notify the Canadian Borrowers and the Canadian Banks of the procedures to be adopted to implement such change. The Canadian Banks are also authorized at such time to issue depository bills as replacements for previously issued Bankers' Acceptances, on the same terms as those replaced, and deposit them with a clearing house against cancellation of the previously issued Bankers' Acceptances.

                  (a) TERM. Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of about 30, 60, 90 or 180 days and shall mature no later than five (5) days prior to the Revolving Credit Maturity Date and shall be in form and substance reasonably satisfactory to the Canadian Bank which is accepting such Bankers' Acceptance.

                  (b) BANKERS' ACCEPTANCES IN BLANK. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Canadian Borrowers shall, upon execution of this Agreement and from time to time as required, provide to the Canadian Agent drafts, in form satisfactory to the Canadian Agent, duly executed and endorsed in blank by the Canadian Borrowers in quantities sufficient for each Canadian Bank to fulfill its obligations hereunder. In addition, the Canadian Borrowers hereby appoint each Canadian Bank as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Bank, blank forms of Bankers' Acceptances. The Canadian Borrowers recognize and agree that all Bankers' Acceptances signed and/or endorsed on their behalf by a Canadian Bank shall bind the Canadian Borrowers as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrowers. Each Canadian Bank is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Bank provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Bank pursuant to clause (d) below. No Canadian Bank shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrowers to provide duly executed and endorsed drafts to the Canadian Agent on a timely basis nor shall any Canadian Bank or the Canadian Agent be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Bank or the Canadian Agent, its officers, employees, agents or representatives. Each Canadian Bank shall maintain a record with respect to Bankers' Acceptances (A) received by it from the Canadian Agent in blank hereunder, (B) voided by it for any reason, (C) accepted by it hereunder, (D) purchased by it hereunder and (E) cancelled at their respective maturities. Each Canadian Bank further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Bank.

                  (c) EXECUTION OF BANKERS' ACCEPTANCES. Drafts of the Canadian Borrowers to be accepted as Bankers' Acceptances hereunder shall be duly executed by one or more duly authorized officers on behalf of the Canadian Borrowers. Notwithstanding that any Person whose signature appears on any Bankers' Acceptance as a signatory for the Canadian Borrowers may no longer be an authorized signatory for the Canadian Borrowers at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Canadian Borrowers.

                  (d) ISSUANCE OF BANKERS' ACCEPTANCES. Promptly following receipt of a Bankers' Acceptance Notice, the Canadian Agent shall so advise the Canadian Banks of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Canadian Bank shall be determined by the Canadian Agent by reference to the respective Canadian Commitments of the Canadian Banks, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Canadian Bank, would not be C$100,000 or an integral multiple thereof, such face amount shall be increased or reduced by the Canadian Agent in its sole and unfettered discretion to the nearest integral multiple of C$100,000.

                  (e) ACCEPTANCES OF BANKERS' ACCEPTANCES. Each Bankers' Acceptance to be accepted by a Canadian Bank shall be accepted at such Bank's office shown on SCHEDULE 3 hereof or as otherwise designated by said Canadian Bank from time to time.

                  (f) PURCHASE OF BANKERS' ACCEPTANCES. On the relevant date of borrowing, each Canadian Bank severally agrees to purchase from the Canadian Borrowers, at the face amount thereof discounted by the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provide to the Canadian Agent, for the account of the Canadian Borrowers, the BA Discount Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee payable by the Canadian Borrowers to such Bank under Section 3.3 in respect of such Bankers' Acceptance.

                  (g) SALE OF BANKERS' ACCEPTANCES. Each Canadian Bank may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

                  (h) WAIVER OF PRESENTMENT AND OTHER CONDITIONS. Each of the Canadian Borrowers waives presentment for payment and any other defense to payment of any amounts due to a Canadian Bank in respect of a Bankers' Acceptance accepted by such Canadian Bank pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Bank in its own right. The Canadian Borrowers shall not claim or require any days of grace or require the Canadian Agent or any Canadian Bank to claim any days of grace for the payment of any Bankers' Acceptance.

         Section 3.2. REFUNDING BANKERS' ACCEPTANCES.
                       With respect to each Bankers' Acceptance, the Canadian Borrowers, prior to the occurrence and continuation of an Event of Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Canadian Agent and the Canadian Borrowers) to the Canadian Agent at or before 2:00 p.m. (Boston time) two (2) Business Days prior to the maturity date of such Bankers' Acceptance followed by written confirmation electronically transmitted to the Canadian Agent on the same day, of the Canadian Borrowers' intention to issue one or more Bankers' Acceptances on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Canadian Borrowers and fundings by the Canadian Banks in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 12:00 noon (Boston time) on the maturity date of such Bankers' Acceptance. If the Canadian Borrowers fail to give such notice, the Canadian Borrowers shall be irrevocably deemed to have requested and to have been advanced a Canadian Prime Rate Loan in the face amount of such maturing Bankers' Acceptance on the maturity date of such maturing Bankers' Acceptance from the Canadian Bank which accepted such maturing Bankers' Acceptance, which Canadian Prime Rate Loan shall thereafter bear interest as such in accordance with the provisions hereof and otherwise shall be subject to all provisions of this Agreement applicable to Canadian Prime Rate Loans until paid in full.

         Section 3.3 ACCEPTANCE FEE.
                      An acceptance fee (the "Acceptance Fee") shall be payable by the Canadian Borrowers to each Canadian Bank and each Canadian Bank shall deduct the amount of such Acceptance Fee from the BA Discount Proceeds (in the manner specified in Section 3.1(f) in respect of each Bankers'
Acceptance), said fee to be calculated at a rate per annum equal to the Letter of Credit

Percentage calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

         Section 3.4 CASH COLLATERAL.
                      Subject to Section 28, upon the occurrence and during the continuance of any Event of Default, and in addition to any other rights or remedies of any Canadian Bank and the Canadian Agent hereunder, any Canadian Bank or the Canadian Agent as and by way of collateral security (or such alternate arrangement as may be agreed upon by the Canadian Borrowers and such Canadian Bank or the Canadian Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Canadian Agent (bearing interest at the Canadian Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by such Canadian Bank or the Canadian Agent from the Canadian Borrowers hereunder or as proceeds of the exercise of any rights or remedies of any Canadian Bank or the Canadian Agent hereunder against the Canadian Borrowers, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Borrowers to the Canadian Banks or the Canadian Agent, or any of them hereunder in respect of outstanding Bankers' Acceptances.

         Section 3.5. CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE.
If, by reason of circumstances affecting money markets generally, there is no market for bankers' acceptances (i) the right of the Canadian Borrowers to draw Bankers' Acceptances shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any Bankers' Acceptance Notice which is outstanding shall be cancelled and the requested drawing shall not be made. The Canadian Agent shall promptly notify the Canadian Borrowers of the suspension of the Canadian Borrowers' right to request a drawing and of the termination of any such suspension.

         Section 4.  LETTERS OF CREDIT.

         Section 4.1.  LETTER OF CREDIT COMMITMENTS.

                        (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Domestic Letters of Credit (including the requested Domestic Letter of Credit) and a Letter of Credit Application, the applicable Issuing Banks, on behalf of the Domestic Revolving Credit Banks and in reliance upon the agreement of such Banks set forth in Section 4.1(c) and upon the representations and warranties of the Domestic Borrowers contained herein, agrees to issue standby letters of credit, in such form as may be requested from time to time by the Domestic Borrowers and agreed to by such Issuing Bank; PROVIDED, HOWEVER, that, after giving effect to such request, (i) the aggregate Maximum Drawing Amount of all letters of credit issued at any time under this Section 4.1(a) (the "Domestic Letters of Credit") shall not exceed $50,000,000 and (ii) the aggregate Maximum Drawing Amount of all Domestic Letters of Credit PLUS the sum of the outstanding amount of the Domestic Revolving Credit Loans shall not exceed the Total Domestic Commitment; and PROVIDED FURTHER that no Domestic Letter of Credit shall have an expiration date later than the earlier of (i) one year after the date of issuance of the Domestic Letter of Credit, or (ii) thirty (30) days prior to the Revolving Credit Maturity Date.

                  (b) Subject to the terms and conditions hereof and the execution and receipt of a Canadian Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Canadian Letters of Credit (including the requested Canadian Letter of Credit) and a Letter of Credit Application, the applicable Issuing Bank, on behalf of the applicable Canadian Banks and in reliance upon the agreement of the Canadian Banks set forth in Section 4.1(c) and upon the representations and warranties of the Canadian Borrowers contained herein, agrees to issue standby letters of credit, in such form as may be requested from time to time by the Canadian Borrowers and agreed to by the applicable Issuing Bank; PROVIDED, HOWEVER, that, after giving effect to such request, (i) the aggregate Maximum Drawing Amount of all letters of credit issued at any time under this Section 4.1(b) (the "Canadian Letters of Credit") shall not exceed $1,000,000, and (ii) the aggregate Maximum Drawing Amount of all Canadian Letters of Credit PLUS the sum of the outstanding amount of the Canadian Loans PLUS all amounts owing with respect to Bankers' Acceptances shall not exceed the Total Canadian Commitment; and PROVIDED FURTHER that no Canadian Letter of Credit shall have an expiration date later than the earlier of (i) one year after the date of issuance of the Canadian Letter of Credit, or (ii) thirty (30) days prior to the Revolving Credit Maturity Date.

                  (c) Each Domestic Revolving Credit Bank and each Canadian Bank, as applicable, severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the applicable Issuing Bank on demand for the amount of each draft paid by such Issuing

         Bank under each applicable Letter of Credit to the extent that such amount is not reimbursed by the applicable Borrowers pursuant to
         Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank). The Issuing Banks shall not issue any Letter of Credit unless all of the conditions precedent under Section 11 hereof have been satisfied.

                  (d) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the applicable Borrowers' Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to
         Section 4.2.

                  (e) All "Letters of Credit" (as defined in the January 1998 Credit Agreement) outstanding under the January 1998 Credit Agreement on the Effective Date shall become Domestic Letters of Credit hereunder. The Domestic Revolving Credit Banks' participations in such Letters of Credit will be reallocated on the Effective Date in accordance with each such Bank's applicable Domestic Commitment Percentage hereunder.

         Section 4.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS.
In order to induce the applicable Issuing Banks to issue, extend and renew Letters of Credit and the Banks to participate therein, (i) the Domestic Borrowers hereby agree to reimburse or pay to the applicable Issuing Bank with respect to each Domestic Letter of Credit, and (ii) each of the Canadian Borrowers hereby jointly and severally agrees (to the fullest extent permitted by law) to reimburse or pay to the applicable Issuing Bank, with respect to each Canadian Letter of Credit issued, extended or renewed by such Issuing Bank hereunder as follows:

                  (a) if any draft presented under any Letter of Credit is honored by the applicable Issuing Bank or the applicable Issuing Bank otherwise makes payment with respect thereto, the sum of (i) the amount paid by such Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by such Issuing Bank in connection with any payment made by such Issuing Bank under, or with respect to, such Letter of Credit, PROVIDED HOWEVER, if the applicable Borrowers do not reimburse the applicable Issuing Bank on the Drawdown Date, such amount shall, provided that no Event of Default under Section 13.1(g) or 13.1(h) has occurred, become automatically a Domestic Revolving Credit Loan which is a Base Rate Loan or a Canadian Loan which is a Canadian Base Rate Loan, as applicable, advanced hereunder in an amount equal to such sum;

                  (b) upon the Revolving Credit Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount of (i) all Domestic Letters of Credit shall be paid by the Domestic Borrowers to the Administrative Agent and (ii) all Canadian Letters of Credit shall be paid by the Canadian Borrowers to the Canadian Agent, in each case to be held as cash collateral for the applicable Reimbursement Obligations; and

                  (c) the Domestic Borrowers promise to pay on the Revolving Credit Maturity Date all unpaid Reimbursement Obligations on such date relating to Domestic Letters of Credit, and each of the Canadian Borrowers, jointly and severally, (to the fullest extent permitted by law) promises to pay on the Revolving Credit Maturity Date all unpaid Reimbursement Obligations relating to Canadian Letters of Credit and all amounts owing with respect to Bankers' Acceptances. All such payments shall be made together with any and all accrued and unpaid interest thereon and any fees and other amounts owing hereunder.

         Each such payment shall be made to the applicable Bank Agent at such Bank Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the applicable Bank Agent on demand at the rate specified in Section 5.7 for overdue amounts.

         Section 4.3. LETTER OF CREDIT PAYMENTS.
If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the applicable Issuing Bank shall notify the applicable Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the applicable Issuing Bank, such Issuing Bank shall promptly notify the applicable Banks of the amount of any unpaid Reimbursement Obligation. All such unpaid Reimbursement Obligations with respect to Letters of Credit shall, PROVIDED that no Event of Default under
Section 13(g) or 13(h) has occurred, become automatically a Loan. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each applicable Bank shall make available to the applicable Issuing Bank, at such Issuing Bank's Head Office, in immediately available funds, such Bank's Commitment Percentage of such unpaid Reimbursement

Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by such Issuing Bank for federal funds or corresponding Canadian funds, as applicable acquired by such Issuing Bank during each day included in such period, TIMES (b) the amount equal to such Bank's Commitment Percentage of such unpaid Reimbursement Obligation, TIMES (c) a fraction, the numerator of which is the number of days that have elapsed from and including the date the applicable Issuing Bank paid the draft presented for honor or otherwise made payment until the date on which such Bank's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to such Issuing Bank, and the denominator of which is 365. The responsibility of the applicable Issuing Bank to the applicable Borrowers and the applicable Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         Section 4.4. OBLIGATIONS ABSOLUTE.
The Borrowers' respective obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the applicable Issuing Bank, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Issuing Banks and the Revolving Credit Banks that the Issuing Banks and the Revolving Credit Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Issuing Banks and the Revolving Credit Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by any Issuing Bank or any Revolving Credit Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of any Issuing Bank or any Revolving Credit Bank to the Borrowers.

         Section 4.5. RELIANCE BY ISSUING BANK.

To the extent not inconsistent with Section 4.3, the Issuing Banks shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Bank.

         Section 4A.  THE TERM LOAN.

         Section 4A.1. COMMITMENT TO LEND.

Subject to the terms and conditions set forth in this Agreement, each Term Loan Lender agrees to lend to the Domestic Borrowers (a) on the Effective Date the amount of its Term Loan Percentage of the principal amount of $75,000,000, and
(b) on the earlier of (i) January 31, 2000, or (ii) the completion of syndication, as reasonably determined by the Arranger, the amount of its Term Loan Percentage of the principal amount of $75,000,000.

         Section 4A.2. THE TERM NOTES.

The Term Loan shall be evidenced by separate promissory notes of the Domestic Borrowers in substantially the form of EXHIBIT A-4 hereto (each a "Term Note"), dated the Effective Date (or such other date on which a Term Loan Lender may become a party hereto in accordance with Section 19 hereof) and completed with appropriate insertions. One Term Note shall be payable to the order of each Term Loan Lender in a principal amount equal to such Bank's Term Loan Percentage of the Term Loan and representing the obligation of the Domestic Borrowers to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Domestic Borrowers irrevocably authorize each Term Loan Lender to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term Loan Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Domestic Borrowers hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         Section 4A.3. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM
         LOAN.
The Domestic Borrowers jointly and severally promise to pay to the Administrative Agent for the account of the Term Loan Lenders, in accordance with their respective Term Loan Percentages, the principal amount of the Term Loan in six (6) consecutive payments, each such payment equal to one percent (1%) of the notional amount of the Term Loan, and due and payable on each anniversary of the Term Loan, commencing on the first anniversary of such Term Loan, with a final additional payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

         Section 4A.4.  MANDATORY PREPAYMENTS OF TERM LOAN.

         Section 4A.4.1.  MANDATORY PREPAYMENTS.

                  (a) In the event that Net Cash Proceeds received from the restructuring of a Power Purchase Agreement exceed $5,000,000, the Domestic Borrowers will use any such excess amount to pay down the Term Loan.

                  (b) In the event that Net Cash Proceeds received from the asset sales exceed $5,000,000 per annum (other than sales in the ordinary course of business and sales permitted under Section 8.4.2(a) - (d)), the Domestic Borrowers will use any such excess amount to pay down the Term Loan.

                  (c) One-hundred percent (100%) of the Net Cash Proceeds of any permitted debt offering shall be used by the Domestic Borrowers to pay down the Term Loan.

                  (d) Fifty-percent (50%) of the Net Equity Proceeds of any issuance of new common stock by the Parent, including the Equity Offering, but excluding stock issued as payment for acquisitions permitted pursuant Section 8.4, shall be used by the Domestic Borrowers to pay down the Term Loan.

                  (e) Seventy-five percent (75%) of Excess Operating Cash Flow in each fiscal year shall be used to pay down the Term Loan within three (3) days of delivery of the year-end financial statements to the Administrative Agent.

         Section 4A.4.2. PAYMENT PROVISIONS.

         Each prepayment of the Term Loan required by this Section 4A.4 shall be allocated among the Term Loan Lenders in accordance with each such Bank's Term Loan Percentage. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed. Any Term Loan Lender may decline to accept any payments due to such Term Loan Lender pursuant to this Section 4A.4. Any such payments declined with respect to Section 4A.4.1(a) shall be used to repay the Domestic Revolving Credit Loans (but not permanently reduce the Total Commitment) on a pro rata basis.

         Section 4A.5. OPTIONAL PREPAYMENT OF TERM LOAN.
         The Domestic Borrowers shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than three (3) Business Days prior written notice to the Administrative Agent, without premium or penalty (other than the obligation to reimburse the Term Loan Lenders and the Administrative Agent pursuant to
Section 5.14 hereof), PROVIDED that (i) each partial prepayment shall be in the principal amount of $1,000,000 or an integral multiple of $500,000 thereof, and (ii) each partial prepayment shall be allocated among the Term Loan Lenders in accordance with such Bank's Term Loan Percentage. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

         Section 4A.6.  INTEREST ON TERM LOAN.

         Section 4A.6.1. INTEREST RATES.

         Except as otherwise provided in Section 5.7, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                  (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion thereof shall bear interest during such Interest Period at the rate of 1.750% per annum (the "Term Loan Base Rate

         Margin") above the Base Rate.

                  (b) At the option of the Domestic Borrowers, and upon notice given to the Administrative Agent pursuant to Section 4A.6.2, so long as no Default or Event of Default has occurred or is continuing, to the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate of 3.250% per annum (the "Term Loan Eurodollar Margin") above the Eurodollar Rate.

In the event that after the Effective Date and by March 31, 2000, the Parent shall have received Net Equity Proceeds of at least $100,000,000 from the Equity Offering, the Term Loan Base Rate Margin and the Term Loan Eurodollar Margin will be reduced by 0.250%. The Domestic Borrowers jointly and severally promise to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each interest payment date applicable to such Interest Period and the Term Loan Maturity Date.

         Section 4A.6.2. NOTIFICATION BY DOMESTIC BORROWERS.

         The Domestic Borrowers shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Drawdown Date of the Term Loan (or any portion thereof) if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of Sections 5.13 -- 5.14 shall apply MUTATIS MUTANDIS with respect to all or any portion of the Term Loan so that the Domestic Borrowers may have the same interest rate options with respect to all or any portion of the Term Loan as they would be entitled to with respect to the other Domestic Loans, PROVIDED, HOWEVER, the Domestic Borrowers will have no more than eight (8) different maturities of Eurodollar Rate Loans (whether a portion of the Term Loan or other Domestic Loans) outstanding at any time. In the event that the Domestic Borrowers fail to give the Administrative Agent notice with respect to the continuation of any Eurodollar Rate Loan hereunder within three (3) days prior to the expiration of the Interest Period relating thereto, then such Eurodollar Rate Loan shall be converted to a Base Rate Loan.

         Section 4A.6.3. AMOUNTS, ETC.

         Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which any regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

         Section 5. INTEREST, FEES, PAYMENTS, COMPUTATIONS; JOINT AND SEVERAL LIABILITY; CERTAIN GENERAL PROVISIONS.

         Section 5.1.  INTEREST.

                  (a) Except as otherwise provided in Section 5.7, the outstanding principal amount of the Loans shall bear interest at the rate per annum equal to the Applicable Rate.

                  (b) Interest shall be payable (i) quarterly in arrears on the last Business Day of each calendar quarter for the quarter ending on such date, for Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans, (ii) on the earlier of (A) the last day of the applicable Interest Period, or (B) ninety (90) days after the Drawdown Date, on Eurodollar Rate Loans, and (iii) on the applicable Maturity Date for all Loans. Any change in the interest rate resulting from a change in the Base Rate, the Canadian Base Rate or the Canadian Prime Rate, as the case may be, is to be effective at the beginning of the day of such change in the Base Rate, the Canadian Base Rate or the Canadian Prime Rate, as the case may be.

         Section 5.2.  FEES.

                  (a) FACILITY FEE.
         The Borrowers jointly and severally in accordance with Section 5.10 agree (to the fullest extent permitted by law) to pay to the Administrative Agent for the benefit of the Revolving Credit Banks a per annum facility fee in an amount equal to the Applicable Facility Fee Rate of the Total Commitment (regardless of usage) during each calendar quarter or portion thereof from the Effective Date to the Revolving Credit Maturity Date (or to the date of termination in full of the Total Commitment, if earlier). This facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, with a final payment on the Revolving Credit Maturity Date. The Administrative Agent agrees to pay to the Revolving Credit Banks the facility fee received under this Section 5.2(a) PRO-RATA in accordance with their Domestic Commitment Percentages or Canadian Commitment Percentages, as applicable.

                  (b)      LETTER OF CREDIT FEES.

                  (i) The Domestic Borrowers jointly and severally in the case of Domestic Letters of Credit which are Financial L/Cs, and the Canadian Borrowers jointly and severally, (to the fullest extent permitted by law) in the case of Canadian Letters of Credit which are Financial L/Cs, shall pay a fee (the "Financial L/C Fee") to the Administrative Agent or the Canadian Agent, as applicable, for the benefit of the applicable Revolving Credit Banks, equal to the product of (A) the Letter of Credit Percentage multiplied by (B) the Maximum Drawing Amount of each Letter of Credit, to be shared pro-rata by each of such Banks in accordance with their respective Domestic Commitment Percentages or Canadian Commitment Percentages, as applicable.

                  (ii) The Domestic Borrowers jointly and severally in the case of Domestic Letters of Credit which are not Financial L/Cs, and the Canadian Borrowers jointly and severally, (to the fullest extent permitted by law) in the case of Canadian Letters of Credit which are not Financial L/Cs, shall pay a fee (the "Letter of Credit Fee") to the Administrative Agent or the Canadian Agent, as applicable, for the benefit of the applicable Revolving Credit Banks, equal to fifty percent (50%) of the product of (A) the Letter of Credit Percentage multiplied by (B) the Maximum Drawing Amount of each Letter of Credit on the date of calculation without taking into account any subsequent reductions in the Maximum Drawing Amount, to be shared pro-rata by each of such Banks in accordance with their respective Domestic Commitment Percentages or Canadian Commitment Percentages, as applicable.

                  (iii) The Financial L/C Fee and the Letter of Credit Fee shall be payable quarterly in advance on the first day of each calendar quarter and on the Revolving Credit Maturity Date. In addition, an issuing fee shall be payable to each Issuing Bank for its account in an amount equal to one eighth of one percent (1/8%) per annum of the Maximum Drawing Amount of each Letter of Credit issued by such Issuing Bank, PLUS any customary administrative fees of such Issuing Bank (the "Issuance Fee").

         (c) The Borrowers shall pay to the Administrative Agent (i) for its own benefit, an agent's administrative fee and an underwriting fee, (ii) for the Arranger's benefit, an arranger's fee, and (iii) for the benefit of the applicable Banks, upfront fees and ticking fees, each as set forth in a separate letter agreement between the Borrowers and the Administrative Agent.

         (d) UNDRAWN TERM LOAN FEE.

The Domestic Borrowers jointly and severally agree to pay to the Administrative Agent for the benefit of the Term Loan Lenders an undrawn term loan fee (the "Undrawn Term Loan Fee") in an amount equal to one-half of one percent (0.50%) of the undrawn portion of the Term Loan during each calendar quarter or portion thereof from the Effective Date to the date of the second draw under Section 4A.1, payable quarterly in arrears on the first day of each calendar quarter.

         Section 5.3.  PAYMENTS.

         (a) All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent or the Canadian Agent, as the case may be, for the respective accounts of the applicable Banks ratably in accordance with their respective Commitments and the applicable Bank Agent, to be received at such Bank Agent's Head Office in immediately available funds by 1:00 p.m. (Boston time) on any due date.

         (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. Except as otherwise provided in this Section 5.3, if any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the applicable Borrowers will pay to the Administrative Agent or the Canadian Agent, as the case may be, for the account of the applicable Banks or the Administrative Agent or the Canadian Agent (as the case may be), on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars or Canadian Dollars, as applicable, as shall be necessary to enable the applicable Banks, the Administrative Agent or the Canadian Agent to receive the same net amount which such Banks, the Administrative Agent or the Canadian Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

         (c) Each Domestic Bank that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Lender") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Domestic Borrowers and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, or (ii) if such Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate (a "Section 5.2(c)(ii) Certificate") representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code), is not a ten-percent shareholder (within the meaning of
Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Domestic Borrowers under this Agreement and the other Loan Documents. Each Non-U.S. Lender that so delivers a Form W-8BEN or W-8ECI, or a Form W-8 and a Section 5.2(c)(ii) Certificate, as the case may be, pursuant to the preceding sentence further undertakes to deliver to each of the Domestic Borrowers and the Administrative Agent two further copies of Form W-8BEN or W-8ECI, or Form W-8 and Section 5.2(c)(ii) Certificate, as the case may be, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Domestic Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Domestic Borrowers, certifying in the case of a Form W-8BEN or W-8ECI, or a Form W-8 and a Section 5.2(c)(ii) Certificate, as the case may be, that such Non-U.S. Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender advises the Domestic Borrowers that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (d) In the event that the Domestic Borrowers are required to make such deduction or withholding as a result of the fact that a Lender is organized outside of the United States, such Bank shall use its reasonable best efforts to transfer its Loans to an affiliate organized within the United States if such transfer would have no adverse effect on such Lender or the Loans.

         (e) Whenever a payment or fee hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment or fee shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; PROVIDED THAT any Interest Period for any Eurodollar Rate Loan which ends on a day that is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day.

         Section 5.4.  COMPUTATIONS.

                  (a) Except as otherwise expressly provided herein, all computations of interest, Financial L/C Fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Computations of the Facility Fees, the Undrawn Term Loan Fees, the interest on Base Rate Loans, Canadian Prime Rate Loans, Canadian Base Rate Loans, the Applicable BA Discount Rate and the Acceptance Fees shall be based on a 365 or 366, as applicable, day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; PROVIDED THAT for any Interest Period for any Eurodollar Rate Loan if such next succeeding Business Day falls in the next succeeding calendar month or after the Maturity Date, it shall be deemed to end on the next preceding Business Day.

                  (b) All computations of outstanding Loans, Commitment availability, mandatory prepayments, or other matters hereunder shall be made in US$ or U.S. Dollar Equivalents.

         Section 5.5. CAPITAL ADEQUACY.
If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or any corporation controlling such Bank) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or any corporation controlling such Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank, the Canadian Borrowers, in the case of Canadian Banks, and the Domestic Borrowers in the case of the Domestic Banks, shall pay to such Bank such additional amount or amounts as will, in such Bank's reasonable determination, fairly compensate such Bank (or any corporation controlling such Bank) for such reduction. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         Section 5.6. CERTIFICATE.
A certificate setting forth any additional amounts payable pursuant to
Section 5.5 and a reasonable explanation of such amounts which are due, submitted by any Bank or Bank Agent to the applicable Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

         Section 5.7. INTEREST ON OVERDUE AMOUNTS.
Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Applicable Rate for Base Rate Loans PLUS two percentage points (2.00%) until such amount shall be paid in full (after as well as before judgment).

         Section 5.8.  INTEREST LIMITATION.

                  (a) Notwithstanding any other term of this Agreement or the Notes, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under the Notes by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Bank under applicable laws (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended and the Criminal Code (Canada), as amended).

                  (b) With respect to Canadian Loans, whenever interest is payable hereunder on the basis of a year of 360 days, for the purposes of the Interest Act (Canada), as amended, the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable hereunder multiplied by the actual number of days in the year and divided by 360. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

         Section 5.9. ADDITIONAL COSTS, ETC.
If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall impose on any Bank any tax, levy, impost, duty, charge, fees, deduction or withholdings of any nature or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, the Letters of Credit or any class of loans or commitments or letters of credit of which any of the Loans, the Commitment or the Letters of Credit forms a part, and the result of any of the foregoing is:

                  (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans, such Bank's Domestic Commitment or Canadian Commitment, the Letters of Credit, or the Bankers' Acceptances; or

                  (ii) to reduce the amount of principal, interest, fees or other amount payable to such Bank hereunder on account of such Bank's Domestic Commitment or Canadian Commitment, the Loans, drawings under the Letters of Credit or the Bankers' Acceptances, or

                  (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrowers hereunder, then, and in each such case, the Canadian Borrowers, in the case of Canadian Loans, Canadian Letters of Credit and Bankers' Acceptances, and the

Domestic Borrowers in each other case, will, upon demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

         Section 5.10. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

                  (a) Each of the Domestic Borrowers is accepting joint and several liability for all of the Obligations (including the Canadian Obligations) hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Bank Agents and the Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Domestic Borrower to accept joint and several liability for the Obligations of both the Domestic Borrowers and the Canadian Borrowers. Each of the Canadian Borrowers, to the fullest extent permitted by applicable law, is accepting joint and several liability for the Canadian Obligations hereunder and under the other Loan Documents in consideration of the financial accommodation to be provided by the Bank Agents and the Banks under this Agreement, for the mutual benefit, directly or indirectly, of each of the Canadian Borrowers and in consideration of the undertakings of each other Canadian Borrower to accept (to the fullest extent permitted by law) the joint and several liability for the Canadian Obligations.

                  (b) Each of the Domestic Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Domestic Borrowers with respect to the payment and performance of all of the Obligations of both the Domestic Borrowers and the Canadian Borrowers (including, without limitation, any Obligations arising under this Section 5.10), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Domestic Borrowers without preferences or distinction among them.

                  (c) To the fullest extent permitted by applicable law, each of the Canadian Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as surety but also as co-debtor, joint and several liability with all of the other Canadian Borrowers, with respect to the payment and performance of all of the Canadian Obligations (including without limitation any Canadian Obligations arising under this Section 5.10), it being the intention of the parties hereto that all of the Canadian Obligations shall be the joint and several obligations of each of the Canadian Borrowers without preference or distinction among them.

                  (d) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the Domestic Borrowers will make such payment with respect to, or perform, such Obligation. If and to the extent that any of the Canadian Borrowers shall fail to make any payment with respect to any of the Canadian Obligations as and when due or to perform any of such Canadian Obligations in accordance with the terms thereof, then in each such event the other Canadian Borrowers, to the fullest extent permitted by applicable law, will make such payment with respect to, or perform, such Canadian Obligation.

                  (e) The applicable Obligations of each of the Borrowers under the provisions of this Section 5.10 constitute full recourse obligations of each of such Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

                  (f) Except as otherwise expressly provided in this Agreement, each of the Borrowers, to the fullest extent permitted by applicable law, hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Bank Agents or the Banks under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower, to the fullest extent permitted by applicable law, hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each of the Borrowers, to the fullest extent permitted by applicable law, hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Banks with respect to the failure by any of the Borrowers to comply with any of its respective Obligations or Canadian Obligations, as applicable, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 5.10, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations or Canadian Obligations, as applicable, under this Section 5.10, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this Section 5.10 shall not be discharged except by performance and then only to the extent of such performance. The Obligations or Canadian Obligations, as applicable, of each of the Borrowers under this Section 5.10 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers, the Bank Agents or the Banks. The joint and several liability of the Borrowers hereunder (to the fullest extent permitted by law in the case of the Canadian Borrowers) shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, the Bank Agents or the Banks.

                  (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Banks or the Bank Agents with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Banks or the Bank Agents hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (h) Each of Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrences and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Borrower as trustee for the relevant Bank Agent and be paid over to the relevant Bank Agent for the PRO RATA accounts of the relevant Bank (in accordance with each such Bank's Loan Percentage) to be applied to repay (or be held as security for the repayment of) the Obligations.

                  (i) The provisions of this Section 5.10 are made for the benefit of the Bank Agents and the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as the occasion therefor may arise and without requirement on the part of the Bank Agents or the Banks first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 5.10 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Bank Agents or the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers or is repaid in good faith settlement of a pending or threatened avoidance claim, or otherwise, the provisions of this Section 5.10 will forthwith be reinstated in effect, as though such payment had not been made.

                  (j) Each of the Borrowers hereby appoints the Parent, and the Parent hereby agrees, to act as its representative and authorized signor with respect to any notices, demands, communications or requests under this Agreement or the other Loan Documents, including, without limitation, with respect to Loan and Letter of Credit Requests, Canadian Loan and Letter of Credit Requests and Compliance Certificate and pursuant to Section 21 of this Agreement.

         Section 5.11  CURRENCY MATTERS.

         Section 5.11.1 CURRENCY FLUCTUATIONS.

         (a) Not later than 1:00 p.m. (Boston time) on the last Business Day of each calendar month (the "Calculation Date"), the Administrative Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

         (b) Not later than 4:00 p.m. (Boston time) on each Reset Date, the Administrative Agent shall consult with the Canadian Agent to determine the U.S. Dollar Equivalent of the outstanding Canadian Loans, Bankers' Acceptances and Canadian Letters of Credit denominated in Canadian Dollars.

         (c) If, on any Reset Date and on the Revolving Credit Maturity Date, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, the Maximum Drawing Amount with respect to Canadian Letters of Credit, and the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Total Canadian Commitment by more than $100,000, then (i) the Canadian Agent shall give notice thereof to the Canadian Borrowers and the Canadian Banks and
(ii) within two (2) Business Days thereafter, the Canadian Borrowers shall repay or prepay Canadian Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, the Maximum Drawing Amount with respect to Canadian Letters of Credit and the aggregate face amount of all outstanding Bankers' Acceptances no longer exceeds the Total Canadian Commitment (expressed in U.S. Dollars).

         (d) Without limiting subsection Section 5.11.1(c), if, on any day prior to the

Revolving Credit Maturity Date, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, the Maximum Drawing Amount with respect to Canadian Letters of Credit and the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Total Canadian Commitment by five percent (5%) or more, then (i) the Canadian Agent shall give notice thereof to the Canadian Borrowers and the Canadian Banks and (ii) within two (2) Business Days thereafter, the Canadian Borrowers shall repay or prepay Canadian Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, the Maximum Drawing Amount with respect to Canadian Letters of Credit and the aggregate face amount of all outstanding Bankers' Acceptances no longer exceeds the Total Canadian Commitment (expressed in U.S. Dollars). Nothing set forth in this Section 5.11 shall be construed to require any Bank Agent to calculate daily compliance under this Section 5.11 unless expressly requested to do so by a Bank.

         (e) To the extent the repayments and prepayments referenced in
Section 5.11.1(c) and Section 5.11.1(d) are such that, after giving effect thereto, the Maximum Drawing Amount with respect to Canadian Letters of Credit and the aggregate face amount of all outstanding Bankers' Acceptances (expressed in U.S. Dollars) still exceeds the Total Canadian Commitment (expressed in U.S. Dollars), then the Canadian Borrowers shall within two (2) Business Days upon demand provide to the Canadian Agent cash collateral required to cover such remaining excess.

         Section 5.11.2  CURRENCY OF ACCOUNT.

         (a) No payment to either of the Bank Agents, the applicable Issuing Bank or any Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until such Bank Agent, the applicable Issuing Bank or such Bank shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Domestic Borrowers or, with respect to the Canadian Obligations only, the Canadian Borrowers, shall indemnify and reimburse such Bank Agent, the applicable Issuing Bank or such Bank, as the case may be, with respect to the amount of the shortfall.

         (b) If, for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency (the "first currency") into any other currency (the "second currency") the conversion shall be made at the Spot Rate of exchange of the applicable Bank Agent (as conclusively determined by such Bank Agent absent manifest error) on the Business Day preceding the day on which the final judgment is given. If, however, on the Business Day following receipt by the applicable Bank Agent in the second currency of any sum adjudged to be due hereunder (or any proportion thereof) such Bank Agent purchases the first currency with the amount of the second currency so received and the first currency so purchased falls short of the sum originally due hereunder in the first currency (or the same proportion thereof) the applicable Borrowers, shall, as a separate obligation and notwithstanding any judgment, pay to such Bank Agent in the first currency an amount equal to such shortfall.

         Section 5.12. NEW BORROWERS. Any newly-created or newly-acquired Subsidiaries (other than Excluded Subsidiaries) shall become Borrowers hereunder by signing allonges to the Notes, entering into a joinder and affirmation to this Agreement in substantially the form of EXHIBIT G attached hereto providing that such Subsidiary shall become a Borrower hereunder, and providing such other documentation as the Banks or the Administrative Agent may reasonably request including, without limitation, documentation with respect to conditions noted in
Section 10 hereof. In such event, the Administrative Agent is hereby authorized by the parties to amend SCHEDULE 1 hereto to include such Subsidiary as a Borrower hereunder.

         Section 5.13. ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM AMOUNTS.

                  (a) At the Domestic Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Domestic Borrowers may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Rate Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that such requested Loan shall be a Eurodollar Rate Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Rate Loan as such, PROVIDED that the Domestic Borrowers give notice to the Administrative Agent pursuant to Section 5.13(b) hereof. Upon determining any Eurodollar Rate, the Administrative Agent shall forthwith provide notice thereof to the Domestic Borrowers and each Domestic Bank, and each such notice to the Domestic Borrowers shall be considered PRIMA FACIE correct and binding, absent manifest error.

                  (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Rate Loan or the conversion of any Base Rate Loan to a Eurodollar Rate Loan, or, in the case of an outstanding Eurodollar Rate Loan, the expiration date of the applicable Interest Period, the

         Domestic Borrowers shall give written, telex or telecopy notice received by the Administrative Agent not later than 11:00 a.m. (Boston time) of their election pursuant to Section 5.13(a). Each such notice delivered to the Administrative Agent shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Rate Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Rate Loan, and shall be irrevocable and binding upon the Domestic Borrowers. If the Domestic Borrowers shall fail to give the Administrative Agent notice of their election hereunder together with all of the other information required by this Section 5.13(b) with respect to any Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan, and, if such Loan is an existing Eurodollar Rate Loan, shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. No Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Administrative Agent shall promptly notify the applicable Bank(s) in writing (or by telephone confirmed in writing or by telecopy) of such election by the Borrowers hereunder.

                  (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the applicable Maturity Date.

                  (d) In no event shall the Borrowers have more than eight (8) different maturities of borrowings of Eurodollar Rate Loans outstanding at any time.

         Section 5.14. EURODOLLAR INDEMNITY
The Domestic Borrowers agree to indemnify the Domestic Banks and the Administrative Agent and to hold them harmless from and against any reasonable loss, cost or expense that the Domestic Banks and the Administrative Agent may sustain or incur as a consequence of (a) default by the Domestic Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Domestic Bank or the Administrative Agent to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Domestic Borrowers in making a borrowing or conversion after the Domestic Borrowers have given (or are deemed to have given) notice pursuant to Section 2.6 or Section 5.13, and
(c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Eurodollar Rate Loan to a Base Rate

Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Domestic Bank to lenders of funds obtained by it in order to maintain any such Loans.

         Section 5.15. ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE. Notwithstanding any other provision of this Agreement (other than Section 6.10) if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Domestic Bank or the Administrative Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Domestic Bank or the Administrative Agent to perform its obligations in respect of any Eurodollar Rate Loans, or (b) if any Domestic Bank or the Administrative Agent, as applicable shall reasonably determine with respect to Eurodollar Rate Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Domestic Bank or the Administrative Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Domestic Bank or the Administrative Agent of obtaining or maintaining the applicable Eurodollar Rate Loans during any Interest Period, then such Domestic Bank or the Administrative Agent shall promptly give telephonic, telex or cable notice of such determination to the applicable Domestic Borrowers (which notice shall be conclusive and binding upon such Domestic Borrowers). Upon such notification by such Domestic Bank or the Administrative Agent, the obligation of the Domestic Banks and the Administrative Agent to make Eurodollar Rate Loans shall be suspended until the Domestic Banks or the Administrative Agent, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding Eurodollar Rate Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts of such former Eurodollar Rate Loans.

         Section 6. REPRESENTATIONS AND WARRANTIES.
The Borrowers jointly and severally represent and warrant to the Banks that on and as of the date of this Agreement (any disclosure on a schedule pursuant to this Section 6 shall be deemed to apply to all relevant representations and warranties, regardless of whether such schedule is referenced in each relevant representation):

         Section 6.1.  CORPORATE AUTHORITY.

                  (a) INCORPORATION; GOOD STANDING.
         Each of the Borrowers (i) is a corporation duly organized, validly existing and in good standing or in current status under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of such Borrower.

                  (b) AUTHORIZATION.
         The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each of the Borrowers, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers so as to materially adversely affect the assets, business or any activity of the Borrowers, and (iv) do not conflict with any provision of the corporate charter, articles or bylaws of the Borrowers or any agreement or other instrument binding upon the Borrowers.

                  (c) ENFORCEABILITY.
         The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 6.2. GOVERNMENTAL APPROVALS.
The execution, delivery and performance by the Borrowers of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         Section 6.3. TITLE TO PROPERTIES; LEASES
The Borrowers and KTI and its Subsidiaries own all of the assets reflected in the consolidated balance sheets as at the Interim Balance Sheet Date and the Interim KTI Balance Sheet Date, respectively, or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, Capitalized Leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         Section 6.4.  FINANCIAL STATEMENTS; SOLVENCY.

                  (a) There has been furnished to the Banks (i) consolidated and consolidating balance sheets of the Parent and its Subsidiaries dated the Balance Sheet Date and consolidated statements of operations for the fiscal year then ended, certified by Arthur Andersen & Co. or an independent accounting firm of national standing acceptable to the Banks (the "Accountants"), (ii) unaudited consolidated balance sheets of the Parent and its Subsidiaries dated the Interim Balance Sheet Date and unaudited consolidated and consolidating statements of operations for the period then ended, and (iii) unaudited consolidated balance sheets of KTI and its Subsidiaries dated the Interim KTI Balance Sheet Date and unaudited consolidated statements of operations for the period then ended. Said balance sheets and statements of operations have been prepared in accordance with GAAP, fairly present in all material respects the financial condition of the Parent and its Subsidiaries, on a consolidated basis, and KTI and its Subsidiaries, on a consolidated basis, as at the close of business on the dates thereof and the results of operations for the periods then ended. There are no contingent liabilities of the Borrowers, or of KTI and its Subsidiaries, as of such dates involving material amounts, known to the officers of the Borrowers which have not been disclosed in said balance sheets and the related notes thereto, as the case may be.

                  (b) The Borrowers (both before and after giving effect to the transactions contemplated by this Agreement, including the KTI Purchase) are and will be solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

         Section 6.5. NO MATERIAL CHANGES, ETC.

Since the Interim Balance Sheet Date and the Interim KTI Balance Sheet Date, respectively, there have occurred no material adverse changes in the financial condition or business of the Borrowers, or KTI and its Subsidiaries, as shown on or reflected in the consolidated balance sheet of the Borrowers or KTI and its Subsidiaries as at the Interim Balance Sheet Date and the Interim KTI Balance Sheet Date, respectively, or the consolidated statements of income for the periods then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Parent, the Borrowers, or KTI and its Subsidiaries. Since the Interim Balance Sheet Date and the Interim KTI Balance Sheet Date, respectively, there has not been any Distribution (including Distributions by KTI and its Subsidiaries).

         Section 6.6. PERMITS, FRANCHISES, PATENTS, COPYRIGHTS, ETC.
Each of the Borrowers possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         Section 6.7. LITIGATION.
Except as shown on SCHEDULES 6.7 and 6.16 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrowers, threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers, considered as a whole, or materially impair the right of the Borrowers, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         Section 6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC.
None of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers as a whole. None of the Borrowers is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any materially adverse effect on the business of the Borrowers as a whole, except as otherwise reflected in adequate reserves. Neither the KTI Purchase, nor KTI and its Subsidiaries becoming parties to the Loan

Documents, will create a default in any material contract of KTI and its Subsidiaries.

         Section 6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.
None of the Borrowers is violating any provision of its charter documents or by-laws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers.

         Section 6.10. TAX STATUS.
The Borrowers have made or filed all United States federal and state income and all Canadian federal and provincial or territorial income, as applicable and all other tax returns, reports and declarations required by any jurisdiction to which any of them are subject (unless and only to the extent that any Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. All tax returns, report and declarations required by any jurisdiction accurately disclose (except for discrepancies which are not material) the amount of tax payable by the Borrowers in the relevant jurisdiction except for the amounts being contested in good faith by the Borrowers. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

         Section 6.11. NO EVENT OF DEFAULT.
No Default or Event of Default has occurred and is continuing.

         Section 6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS.
None of the Borrowers is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         Section 6.13. ABSENCE OF FINANCING STATEMENTS, ETC.

Except as contemplated by Section 8.2 of this Agreement and as set forth on

SCHEDULE 8.2(f) hereto, there is no effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which covers, affects or gives notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or rights thereunder.

         Section 6.14.  EMPLOYEE BENEFIT PLANS.

                  (a) Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and/or all Applicable Canadian Pension Legislation, as applicable, and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other Persons handling plan funds as required by Section 412 of ERISA. All Employee Benefit Plans maintained by the Canadian Borrowers have been funded in accordance with Applicable Canadian Pension Legislation. Each Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
         Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  (b) No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. A Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower without liability to any Person other than for claims arising prior to termination.

                  (c) Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of
         Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and no Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any

         ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  (d) No Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. No Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         Section 6.15. USE OF PROCEEDS.
The proceeds of the Loans shall be used for working capital and other general corporate purposes, to pay other indebtedness of the Borrowers, including up to $7,000,000 of the KTI Notes (to the extent required under the indenture relating to the KTI Notes), and to fund acquisitions permitted pursuant to
Section 8.4 hereof. No proceeds of the Loans shall be used in any way that will violate Regulations U or X of the Board of Governors of the Federal Reserve System.

         Section 6.16. ENVIRONMENTAL COMPLIANCE.

The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Properties and the operations conducted thereon and, based upon such diligent investigation, have determined that, except as shown on SCHEDULE 6.16:

                  (a) None of the Borrowers or Excluded Subsidiaries, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under RCRA, CERCLA, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local or Canadian federal or provincial statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Parent and its Subsidiaries on a consolidated basis.

                  (b) (i) Except where it would not have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis, (i) no portion of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrowers, or, to the Borrowers' knowledge by any other operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties; and (iii) to the Borrowers' knowledge, there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property.

         Section 6.17. PERFECTION OF SECURITY INTERESTS.
All filings, assignments, pledges and deposits of documents or instruments have been made or will be made and all other actions have been taken or will be taken that are necessary under applicable law, or reasonably requested by the Administrative Agent or any of the Banks, to establish and perfect the Administrative Agent's security interests (as collateral agent for the applicable Banks) in the Collateral as described in the Security Documents. The Collateral and the Administrative Agent's rights (as collateral agent for the applicable Banks) with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except for Permitted Liens. The Borrowers are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         Section 6.18. CERTAIN TRANSACTIONS.
Except as set forth on SCHEDUle 6.18 or as permitted in Section 8.3, and except for arm's length transactions pursuant to which the Borrowers make payments in the ordinary course of business upon terms no less favorable than the Borrowers could obtain from third parties, none of the officers, directors, or employees of the Borrowers are presently a party to any transaction with the Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, the value of such transaction, when aggregated with all other such transactions occurring during the term of this Agreement, exceeds $5,000,000.

         Section 6.19. SUBSIDIARIES.

SCHEDUlE 1 sets forth a complete and accurate list of the Subsidiaries, including the name of each Subsidiary and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of each Subsidiary. Each Subsidiary, other than PERC, Timber, MERC and AAR, is directly or indirectly wholly owned by the Parent. The Parent or a Subsidiary of the Parent has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable. Each Subsidiary of the Parent, other than the Excluded Subsidiaries, is a Borrower hereunder.

         Section 6.20.  CAPITALIZATION.

                  (a) CAPITAL STOCK. As of the Effective Date, the authorized capital stock of the Parent consists of (i) 30,000,000 shares of Class A Common stock (par value $.01 per share) of which 9,778,745 shares are outstanding, (ii) 1,000,000 shares of Class B Common Stock (par value $.01 per share) of which 1,000,000 shares are outstanding, and (iii) 1,000,000 shares of Preferred Stock (par value $.01 per share) of which no shares are outstanding. All such outstanding shares have been duly issued and are fully paid and non-assessable.

                  (b) OPTIONS, ETC. Except as set forth on SCHEDULE 6.20(b), no Person has outstanding any rights (either pre-emptive or other) or options (except for the options for common stock issued to management employees, in accordance with a bona fide option plan approved by the Board of Directors of the Parent) to subscribe for or purchase from the Parent, or any warrants or other agreements providing for or requiring the issuance by the Parent of, any capital stock or any securities convertible into or exchangeable for its capital stock.

         Section 6.21. TRUE COPIES OF CHARTER AND OTHER DOCUMENTS.
The Borrowers have furnished the Administrative Agent copies, in each case true and complete as of the Effective Date, of (a) all charter and other incorporation or constating documents (together with any amendments thereto) and
(b) by-laws (together with any amendments thereto).

         Section 6.22. DISCLOSURE.
No representation or warranty made by the Borrowers in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Banks or the Administrative Agent by or on behalf of or at the request of the Borrowers in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

         Section 6.23. GUARANTEES OF EXCLUDED SUBSIDIARIES. Except as permitted under Sections 8.1 or 8.3, no Borrower has executed a guarantee with respect to debt incurred by an Excluded Subsidiary.

         Section 6.24. YEAR 2000 ISSUE.
The Borrowers have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Issue. Based on such review and program, the Year 2000 Issue will not have a material adverse effect on their business and operations.

         Section 7. AFFIRMATIVE COVENANTS OF THE BORROWERS.
The Borrowers covenant and agree that, so long as any Obligation or any Letter of Credit is outstanding or the Banks have any obligation to make Loans, or the Canadian Banks have any further obligation with respect to Bankers' Acceptances, or any Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder, or the Banks have any obligations to reimburse any Issuing Bank for drawings honored under any Letter of Credit hereunder:

         Section 7.1. PUNCTUAL PAYMENT.
Each Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents for which it is liable, all in accordance with the terms of this Agreement and such other Loan Documents.

         Section 7.2. MAINTENANCE OF OFFICE.
The Borrowers will maintain their chief executive offices at the locations set forth on SCHEDULE 1 attached hereto, or at such other place in the United States of America or Canada as each Borrower shall designate upon 30 days prior written notice to the applicable Bank Agent.

         Section 7.3. RECORDS AND ACCOUNTS.
Each of the Borrowers will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

         Section 7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to the Banks the following:

                  (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrowers and the Excluded Subsidiaries, the (i) consolidated balance sheets of the Borrowers and the Excluded Subsidiaries, and (ii) consolidating balance sheets of each of the Borrowers and the Excluded Subsidiaries, as at the end of such year, statements of cash flows, and the related consolidated and consolidating statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated and consolidating financial statements to be in reasonable detail, prepared, in accordance with GAAP and, with respect to the consolidated financial statements, Certified by the Accountants. In addition, simultaneously therewith, the Borrowers will and will cause the Excluded Subsidiaries to use their best efforts to provide the Banks with a written statement from such Accountants to the effect that the Borrowers and the Excluded Subsidiaries are in compliance with the covenants set forth in Section 9 hereof, and that, in making the examination necessary to said certification, nothing has come to the attention of such Accountants that would indicate that any Default or Event of Default exists, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED, that such Accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers and the Excluded Subsidiaries, copies of (i) the consolidated balance sheets and statement of operations of the Borrowers and the Excluded Subsidiaries, and (ii) consolidating balance sheets and statement of operations of each of the Borrowers and the Excluded Subsidiaries, as at the end of such quarter including profit and loss statements by division, subject to year end adjustments, and the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP with a certification by the principal financial or accounting officer of the Borrowers and the Excluded Subsidiaries (the "CFO") that the consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers and the Excluded Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended;

                  (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement in the form of EXHIBIT D hereto (the "Compliance Certificate") certified by the CFO that the Borrowers and the Excluded Subsidiaries are in compliance with the covenants contained in Sections 7, 8 and 9 hereof as of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance, PROVIDED that if the Borrowers and the Excluded Subsidiaries shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers will and will cause the Excluded Subsidiaries to include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrowers and the Excluded Subsidiaries propose to take with respect thereto and a certificate of the Borrowers' and the Excluded Subsidiaries' Chief Operating Officer in the form attached hereto as EXHIBIT E with respect to environmental matters;

                  (d) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent or any of the Borrowers;

                  (e) as soon as practicable, but in any event not later than 15 days after the end of each fiscal quarter, copies of the Borrowers' and the Excluded Subsidiaries' profit and loss statements by division, subject to year end adjustments, and the related statements of cash flows, all in reasonable detail and prepared in accordance with GAAP;

                  (f) as soon as practicable, but in any event not later than fifteen (15) days prior to the commencement of the next fiscal year of the Borrowers and the Excluded Subsidiaries, a copy of the annual budget, projections and business plan for the Borrowers and the Excluded Subsidiaries for such fiscal year; and

                  (g) from time to time such other financial data and other information (including accountants' management letters) as the Banks may reasonably request;

         The Borrowers hereby authorize the Banks to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; PROVIDED, HOWEVER, that the Banks shall, to the extent practicable and allowable under law, notify the Borrowers within a reasonable period prior to the time any such disclosure is made; and PROVIDED FURTHER, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which any Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

         Section 7.5. CORPORATE EXISTENCE AND CONDUCT OF BUSINESS
Except where the failure of a Borrower to remain so qualified would not materially adversely impair the financial condition of the Borrowers on a consolidated basis, each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; use its best efforts to comply with all applicable laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers, on a consolidated basis. Each Borrower will continue to engage primarily in the businesses now conducted by it and in related businesses.

         Section 7.6. MAINTENANCE OF PROPERTIES.
The Borrowers will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, HOWEVER, that nothing in this section shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the business of the Borrowers on a consolidated basis.

         Section 7.7. INSURANCE.
The Borrowers will maintain with financially sound and reputable insurance companies, funds or underwriters' insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, but in no event less than the amounts and coverages set forth in SCHEDULE 7.7 hereto. In addition, the Borrowers will furnish from time to time, upon the Administrative Agent's request, a summary of the insurance coverage of each of the Borrowers, which summary shall be in form and substance satisfactory to the Administrative Agent and, if requested by the Administrative Agent, will furnish to the Administrative Agent copies of the applicable policies naming the Administrative Agent as a loss payee thereunder.

         Section 7.8. TAXES.
The Borrowers will each duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than the United States or Canada or a political division thereof which in the aggregate are not material to the business or assets of any Borrower on an individual basis or of the Borrowers on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; PROVIDED, HOWEVER, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that such Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

         Section 7.9. INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS.
The Borrowers shall permit the Banks, the Bank Agents or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrowers, to examine the books of account of the Borrowers (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers, all at such times and intervals as the Banks may reasonably request.

         Section 7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF MATERIAL LICENSES AND PERMITS.
Each Borrower will, and will cause the Excluded Subsidiaries to, (i) comply with the provisions of its charter documents, articles of incorporation, other constating documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; (ii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits hereto ("Applicable Laws"), except where noncompliance with such Applicable Laws would not have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrowers or the Excluded Subsidiaries; (iii) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound; (iv) maintain all material operating permits for all landfills now owned or hereafter acquired; and (v) dispose of hazardous waste only at licensed disposal facilities operating, to the best of such Borrower's knowledge after reasonable inquiry, in compliance with Environmental Laws. If at any time while the Notes, or any Loan, Letter of Credit or Bankers' Acceptance is outstanding or any Bank or Bank Agent has any obligation to make Loans or issue Letters of Credit or accept and purchase Bankers' Acceptances hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

         Section 7.11. ENVIRONMENTAL INDEMNIFICATION.

The Borrowers covenant and agree that they will jointly and severally, (to the fullest extent permitted by law) in accordance with Section 5.10, indemnify and hold the Bank Agents and the Banks, and their respective affiliates, agents, directors, officers and shareholders, harmless from and against any and all claims, expense, damage, loss or liability incurred by such indemnified parties (including all costs of legal representation incurred by such indemnified parties) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrowers, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrowers that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of the Loans and shall inure to the benefit of the Bank Agents and the Banks and their respective successors and assigns.

         Section 7.12. FURTHER ASSURANCES.
The Borrowers will cooperate with the Banks and execute such further instruments and documents as the Banks shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement.

         Section 7.13. NOTICE OF POTENTIAL CLAIMS OR LITIGATION.
The Borrowers shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is in excess of $500,000, together with a copy of each such notice received by any Borrower or the Excluded Subsidiaries.

         Section 7.14. NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS.

                  (a) The Borrowers will provide the Banks with written notice as to any material cancellation or material adverse change in any insurance of any of the Borrowers within ten (10) Business Days after such Borrower's receipt of any notice (whether formal or informal) of such material cancellation or material change by any of its insurers.

                  (b) The Borrowers will promptly notify the Banks in writing of any of the following events:

                           (i) upon any Borrower's obtaining knowledge of any
                  violation of any Environmental Law which violation could have a material adverse effect on the business, financial condition, or assets of the Borrowers on a consolidated basis;

                           (ii) upon any Borrower's obtaining knowledge of any
                  potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which could materially affect the business, financial condition, or assets of the Borrowers on a consolidated basis;

                           (iii) upon any Borrower's receipt of any notice of
                  any material violation of any Environmental Law or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including any federal, state, provincial, territorial or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) any Borrower's or any Person's operation of the Real Property, (B) the presence or Release of Hazardous Substances on, from, or into the Real Property, or (C) investigation or remediation of offsite locations at which any Borrower or its predecessors are alleged to have directly or indirectly Released Hazardous Substances, and with respect to which the liability associated therewith could be reasonably expected to exceed $1,000,000; or

                           (iv) upon any Borrower's obtaining knowledge that any
                  expense or loss which individually or in the aggregate exceeds $1,000,000 has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower may be liable or for which a lien may be imposed on the Real Property.

         Section 7.15. NOTICE OF DEFAULT.
The Borrowers will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $1,000,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

         Section 7.16. CLOSURE AND POST CLOSURE LIABILITIES.
The Borrowers shall at all times adequately accrue, in accordance with GAAP, and fund, as required by applicable Environmental Laws, all closure and post closure liabilities with respect to the operations of the Borrowers.

         Section 7.17. SUBSIDIARIES.
The Parent shall at all times directly or indirectly through a Subsidiary own all of the shares of the capital stock or equivalent ownership interests of each Subsidiary, other than PERC, Timber, MERC and AAR.

         Section 7.18. INTEREST RATE PROTECTION.
The Borrowers will, prior to March 31, 2000, have an aggregate amount of not less than 40% of the notional amount of Consolidated Funded

Indebtedness as of the Effective Date (the "40% Amount") on a fixed rate long term basis or subject to Swap Contracts on terms and conditions reasonably acceptable to the Administrative Agent.

         Section 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.
The Borrowers covenant and agree that, so long as any Obligation or any Letter of Credit is outstanding or the Banks have any obligation to make Loans, or the Canadian Banks have any further obligation with respect to Bankers' Acceptances, or any Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder, or the Banks have any obligations to reimburse any Issuing Bank for drawings honored under any Letter of Credit hereunder:

         Section 8.1. RESTRICTIONS ON INDEBTEDNESS
None of the Borrowers or Excluded Subsidiaries shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:

                  (a) Indebtedness of the Borrowers to the Banks and the Bank Agents arising under this Agreement or the Loan Documents;

                  (b) Subject to Section 8.9, Seller Subordinated Debt in addition to that listed on Schedule 8.1(c), in an aggregate outstanding principal amount not to exceed $15,000,000;

                  (c) Existing Indebtedness of the Borrowers with respect to loans and Capitalized Leases listed on SCHEDULE 8.1(c), on the terms and conditions in effect as of the date hereof, together with any renewals, extensions or refinancings thereof on terms which are not materially different than those in effect as of the date hereof;

                  (d) endorsements for collection, deposit or negotiation and warranties of products or services (including unsecured performance and payment bonds ("Performance Bonds")), in each case incurred in the ordinary course of business;

                  (e) indebtedness of the Borrowers incurred in connection with the acquisition or lease of any equipment by the Borrowers under any synthetic lease, Capitalized Lease or other lease arrangement or purchase money financing; PROVIDED that the aggregate outstanding principal amount of such indebtedness of the Borrowers shall not exceed $20,000,000 at any time;

                  (f) Indebtedness of PERC and Timber not to exceed $60,000,000; PROVIDED that no Borrower shall guarantee or secure any such Indebtedness;

                  (g) Indebtedness of the Borrowers in respect of Swap Contracts satisfactory to the Administrative Agent;

                  (h) Indebtedness of the Borrowers under fuel price swaps, fuel price caps, and fuel price collar or floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices with respect to fuel purchased in the ordinary course of business of the Borrowers ("Fuel Derivatives Obligations"), PROVIDED that the aggregate amount of such agreements do not exceed $5,000,000, the maturity of such agreements do not exceed six (6) months, the terms are consistent with past practices of the Borrowers;

                  (i) Indebtedness to be incurred with respect to the guaranty by the Parent of the obligations of, or loan by the Parent to, Oakhurst up to $12,600,000, and Indebtedness incurred by KTI for Indebtedness of Timber in an amount not to exceed $3,000,000;

                  (j) Indebtedness of MERC with respect to the ING L/C for a period of not more than sixty (60) days from the Effective Date (unless the Required Banks have consented in writing to a longer term) and MERC subordinated debt listed on Schedule 8.1(c);

                  (k) Other unsecured Indebtedness incurred in connection with the acquisition by the Borrowers of real or personal property, including any Indebtedness incurred with respect to non-compete payments in connection with such acquisition(s), PROVIDED that the aggregate outstanding principal amount of such Indebtedness of the Borrowers shall not exceed $15,000,000 at any time; and

                  (l)      Intercompany Indebtedness among the Borrowers.

         Section 8.2. RESTRICTIONS ON LIENS.
None of the Borrowers or Excluded Subsidiaries will create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, EXCEPT as follows (the "Permitted Liens"):

                  (a) liens on property to secure Indebtedness permitted under
         Section 8.1(e) hereof, provided that such Liens (i) shall encumber only the specific equipment being financed or leased, (ii) shall not exceed the fair market value thereof and (iii) shall not encumber property with an aggregate value in excess of $20,000,000;

                  (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

                  (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (e) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of Real Property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the respective Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

                  (f) Liens existing as of the date hereof securing Indebtedness permitted under Section 8.1(c) hereof and listed on SCHEDULE 8.2(f) hereto;

                  (g) Liens granted pursuant to the Security Documents to secure the Obligations (provided that secured Obligations hereunder with respect to Fuel Derivatives Obligations with Banks shall not exceed $4,000,000 in the aggregate);

                  (h) Liens on assets of PERC and Timber granted to secure the Indebtedness permitted by Section 8.1(f) hereof, provided that such Indebtedness is non-recourse to the Borrowers except with respect to the stock of PERC and Timber; and

                  (i) ING's mortgage on the MERC facility located in Saco, Maine for a period of not more than sixty (60) days from the Effective Date (unless the Required Banks have consented in writing to a longer term).

         Section 8.3. RESTRICTIONS ON INVESTMENTS.
None of the Borrowers shall make or permit to exist or to remain outstanding any other Investment other than:

                  (a) Investments in obligations of the United States of America or Canada and agencies thereof and obligations guaranteed by the United States of America or Canada that are due and payable within one year from the date of acquisition;

                  (b) certificates of deposit, time deposits, bankers' acceptances or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof or Canada and having a combined capital, surplus, and undivided profits of not less than $500,000,000;

                  (c) commercial paper, maturing not more than nine months from the date of issue, PROVIDED that, at the time of purchase, such commercial paper is not rated lower than "P-1" by Moody's Investors Service, Inc., or "A-1" by Standard & Poor's Corporation;

                  (d) Investments associated with insurance policies required or allowed by state or provincial law to be posted as financial assurance for landfill closure and post-closure liabilities;

                  (e) Investments by any Borrower in any wholly owned Subsidiary which is also a Borrower;

                  (f)      Investments existing on the date hereof and listed on
         SCHEDULE 8.3(F) hereto;

                  (g) any money market account, short-term asset management account or similar investment account maintained with one of the Banks;

                  (h) loans made to employees in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                  (i) existing Investments in PERC and Timber, and additional Investments after the Effective Date shall not exceed $5,000,000 in the aggregate at any time;

                  (j)      up to $5,000,000 in Investments in the Insurance
         Subsidiary;

                  (k)      Existing Investments in the De Minimis Subsidiaries;
         and

                  (l) other Investments not to exceed $1,000,000 in the aggregate at any time outstanding;

PROVIDED; that none of the Borrowers shall make or permit to exist or to remain outstanding any Investment in any Subsidiary unless both before and after giving effect thereto there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment.

         SECTION 8.4.  MERGERS, CONSOLIDATIONS, SALES.

         SECTION 8.4.1. MERGERS AND ACQUISITIONS.
The Borrowers will not become a party to any merger, amalgamation, or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of, or asset or stock acquisitions between existing Borrowers and except as otherwise provided in this Section 8.4.1. The Borrowers may purchase or otherwise acquire all or substantially all of the assets or stock or other equity interests of any other Person PROVIDED THAT:

                  (a) the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with all of the covenants in Section 9 hereof on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement, and the Administrative Agent and the Banks shall have received a Compliance Certificate demonstrating compliance with
         Section 9 on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement;

                  (b) at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default hereunder;

                  (c) the business to be acquired is predominantly in the same lines of business as the Borrowers, or businesses reasonably related or incidental thereto (e.g., non-hazardous solid waste collection, transfer, hauling, recycling, or disposal);

                  (d) the business to be acquired operates predominantly in the United States or Canada;

                  (e) all of the assets to be acquired shall be owned by an existing or newly created Subsidiary of the Parent which Subsidiary shall be a Borrower, 100% of the stock or other equity interests (and, in the case of a Canadian acquisition, 100% of the assets) of which have been or, simultaneously with such acquisition, will be pledged to the Administrative Agent on behalf of the Banks or, in the case of a stock or other equity interest acquisition, the acquired company, simultaneously with such acquisition, shall become a Borrower or shall be merged or amalgamated with and into a wholly owned Subsidiary that is a Borrower and such newly acquired or created Subsidiary shall otherwise comply with the provisions of Section 7.17 hereof;

                  (f) not later than seven (7) days prior to the proposed acquisition date, a copy of the purchase agreement and financial projections, together with audited (if available, or otherwise unaudited) financial statements for any Subsidiary or division to be acquired or created, for the preceding two (2) fiscal years or such shorter period of time as such Subsidiary or division has been in existence shall have been furnished to the Administrative Agent, if the cash consideration in connection with any such acquisition, including the aggregate amount of all liabilities assumed, but excluding the payment of all fees and expenses relating to such purchase, exceeds $10,000,000 (a "Material Acquisition");

                  (g) not later than seven (7) days prior to the proposed acquisition date, (1) a summary of the Borrowers' results of their standard due diligence review, and (2) in the case of a landfill acquisition, a review by a Consulting Engineer and a copy of the Consulting Engineer's report shall have been furnished to the Administrative Agent, only in cases of Material Acquisitions or upon request by the Administrative Agent;

                  (h) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition and written evidence of such approval shall have been furnished to the Banks;

                  (i) if such acquisition is made by a merger or amalgamation, a Borrower, or a wholly-owned Subsidiary of the Parent which shall become a Borrower in connection with such merger, shall be the surviving entity; and

                  (j) cash consideration to be paid by such Borrower in connection with any such acquisition or series of related acquisitions (including cash deferred payments, contingent or otherwise, and the aggregate amount of all liabilities assumed), shall not exceed $25,000,000 without the consent of the Administrative Agent and the Required Banks.

         SECTION 8.4.2. DISPOSITIONS OF ASSETS. Subject to Section 4A.4.1, no Borrower will become a party to or agree to or effect any disposition of assets in excess of 5% of Consolidated Total Assets in the aggregate (the "Basket"), PROVIDED THAT the Borrowers may sell (a) PERC and Timber, PROVIDED FURTHER THAT the Net Cash Proceeds of such a sale, after the repayment of any Indebtedness of such Excluded Subsidiary, shall be applied toward repayment of the Consolidated Funded Indebtedness, (b) Total Waste Management Corporation, a wholly-owned Subsidiary of KTI, (c) the Bangor Warrants, and
(d) KTI Plastic; PROVIDED FURTHER THAT any sale pursuant to subsections
(b) - (d) must occur on or prior to June 30, 2000. Notwithstanding the foregoing, the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices, are permitted hereunder without being charged against the Basket.

         SECTION 8.5. SALE AND LEASEBACK.
None of the Borrowers shall enter into any arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such Borrower intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the

Banks.

         SECTION 8.6. RESTRICTED DISTRIBUTIONS AND REDEMPTIONS.
None of the Borrowers will declare or pay any cash Distributions; PROVIDED that
(a) any Subsidiary may declare or pay cash Distributions to the Parent and (b) so long as no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, the Parent may make cash Distributions to its shareholders in an aggregate amount, together with redemptions permitted by the following sentence, not to exceed $500,000 during the term of this Agreement. In addition, the Borrowers shall not redeem, convert, retire or otherwise acquire shares of any class of capital stock of the Borrowers or Excluded Subsidiaries in aggregate amount, together with cash Distributions by the Parent permitted by the previous sentence, in excess of $500,000 during the term of this Agreement.

         SECTION 8.7.  EMPLOYEE BENEFIT PLANS.
None of the Borrowers nor any ERISA Affiliate will:

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for any Borrower; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in
         Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to Section 302(f) or Section 4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a
Multiemployer Plan, under Sections 4041A, 4202, 4219, or 4245 of ERISA.

         SECTION 8.8. CAPITAL EXPENDITURES.
As at the end of any fiscal quarter, the Borrowers will not permit the amount of Capital Expenditures (excluding any acquisitions permitted by Section 8.4 hereof) made by the Borrowers in the period of four (4) consecutive fiscal quarters then ended to exceed an amount equal to 2.0 times the sum of depreciation and landfill amortization expense for such period (calculated in accordance with GAAP).

         SECTION 8.9. PREPAYMENTS OF CERTAIN OBLIGATIONS.
None of the Borrowers will amend, supplement or otherwise modify the terms of the Clinton Lease, prepay the Clinton Lease, terminate the Clinton Lease, or exercise any option to purchase the landfill and related property subject to the Clinton Lease during the term of this Agreement without the prior written consent of the Administrative Agent. The Borrowers will not make any payments of the Seller Subordinated Debt other than scheduled payments of principal and interest permitted under the applicable Subordination Agreements, PROVIDED that so long as no Default or Event of Default has occurred and is continuing, nor would be created by the making of such payment, the Borrowers may (a) prepay Seller Subordinated Debt in an aggregate amount not to exceed $3,000,000, and (b) pay KTI Notes in aggregate amount not to exceed $7,000,000, during the term of this Agreement.

         SECTION 8.10. NEGATIVE PLEDGE.
The Borrowers will not enter into any agreement containing any provision prohibiting the creation or assumption of any lien or security interest upon its properties (other than prohibitions on liens for particular assets set forth in a security instrument in connection with secured Indebtedness permitted by Section 8.1(e) relating to such assets and the granting or effect of such liens does not otherwise constitute a Default or Event of Default), revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Borrowers to amend or modify this Agreement or any other Loan Document.

         SECTION 9. FINANCIAL COVENANTS OF THE BORROWERS.
The Borrowers covenant and agree that, so long as any Obligation or any Letter of Credit is outstanding or the Banks have any obligation to make Loans, or the Canadian Banks have any further obligation with respect to Bankers' Acceptances, or any Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder, or the Banks have any obligations to reimburse any Issuing Bank for drawings honored under any

Letter of Credit hereunder:

         SECTION 9.1. INTEREST COVERAGE RATIOS.
As of the end of any fiscal quarter, the ratio of EBITDA to Consolidated Total Interest Expense shall not be less than the stated ratio for the respective periods set forth below:

                  Period                                      Ratio
                  ------                                      -----
                  Effective Date through 1/31/01              2.50:1
                  Thereafter                                  3.50:1

PROVIDED, that any adjustments made pursuant to clause (e) of the definition of EBITDA shall not be included in the calculation of this Section 9.1. For the purposes of this Section 9.1, the ratio shall be calculated on a cumulative quarterly basis for the fiscal quarters ending January 31, 2000 through October 31, 2000, and thereafter for the four fiscal quarters then ending.

         SECTION 9.2. PROFITABLE OPERATIONS.
The Borrowers will not permit Consolidated Net Income PLus the adjustments in clauses (f), (g) and (h) of EBITDA, to be less than $0 in any quarter.

         SECTION 9.3. BORROWERS' FUNDED DEBT TO EBITDA RATIO.
The Borrowers will not permit the ratio of (a) Consolidated Funded Indebtedness to (b) EBITDA as at the end of any fiscal quarter to exceed the stated ratio for the respective periods set forth below:

                  Period                                      Ratio
                  ------                                      -----
                  Effective Date through 6/30/00              4.00:1
                  7/31/00 through 1/31/01                     3.75:1
                  Thereafter                                  3.50:1

For the purposes of this Section 9.3, EBITDA (a) for the fiscal quarter ending January 31, 2000, shall be the Combined First Quarter Amount for such quarter multiplied by four (4), (b) for the fiscal quarter ending April 30, 2000, shall be the Combined First Quarter Amount PLUS EBITDA for the fiscal quarter ending on such date multiplied by two (2), (c) for the fiscal quarter ending July 31, 2000, shall be the Combined First Quarter Amount PLUS EBITDA for the period of two consecutive fiscal quarters ending on such date multiplied by 1.33, (d) for the fiscal quarter ending October 31, 2000, shall be the Combined First Quarter Amount PLUS EBITDA for the period of three fiscal quarters ending on such date, and (e) for the fiscal quarter ending

January 31, 2001 and all fiscal quarters ending thereafter, shall be the EBITDA for the period of four (4) consecutive fiscal quarters ending on such date.

         SECTION 9.4. FUNDED DEBT TO CAPITALIZATION.
As of the end of any fiscal quarter, the Borrowers shall not permit the ratio of
(a) Consolidated Funded Indebtedness to (b) the sum of (i) Consolidated Funded Indebtedness PLUS (ii) shareholder's equity in the Parent as determined in accordance with GAAP ("Capitalization") to exceed the stated ratio for the respective periods set forth below:

                  Period                                      Ratio
                  ------                                      -----
                  Effective Date through 1/31/01              0.70:1
                  Thereafter                                  0.65:1.

         SECTION 9.5. TOTAL FUNDED DEBT TO EBITDA RATIO.
As at the end of any fiscal quarter, the ratio of (a) Total Consolidated Funded Indebtedness to (b) EBITDA shall not exceed 4.00:1. For the purposes of this Section 9.5, EBITDA (a) for the fiscal quarter ending January 31, 2000, shall be the Combined First Quarter Amount for such quarter multiplied by four (4), (b) for the fiscal quarter ending April 30, 2000, shall be the Combined First Quarter Amount PLUS EBITDA for the fiscal quarter ending on such date multiplied by two (2), (c) for the fiscal quarter ending July 31, 2000, shall be the Combined First Quarter Amount PLUS EBITDA for the period of two consecutive fiscal quarters ending on such date multiplied by 1.33,
(d) for the fiscal quarter ending October 31, 2000, shall be the Combined First Quarter Amount PLUS EBITDA for the period of three fiscal quarters ending on such date, and (e) for the fiscal quarter ending January 31, 2001 and all fiscal quarters ending thereafter, shall be the EBITDA for the period of four (4) consecutive fiscal quarters ending on such date.

         SECTION 10. CLOSING CONDITIONS.
The obligations of the Banks to make the Loans and any Issuing Bank to issue Letters of Credit or accept and purchase Bankers' Acceptances and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent, PROVIDED that each condition shall be met on or before January 31, 2000 (the date all such conditions are met herein being referred to as the "Effective Date"):

         SECTION 10.1. CORPORATE ACTION.
All corporate action necessary for the valid execution, delivery and performance by each Borrower of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Administrative

Agent shall have been provided to the Administrative Agent.

         SECTION 10.2. LOAN DOCUMENTS, ETC.
Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Banks, other than those documents noted in the Post-Closing Letter.

         SECTION 10.3. OFFICER'S CERTIFICATE; CERTIFIED COPIES OF CHARTER DOCUMENTS.
For each Borrower that was a party to the January 1998 Credit Agreement, the Administrative Agent shall have received a certificate of a duly authorized officer of such Person as to the existence, good standing, status or compliance, as applicable and lack of changes to its charter documents since last delivered to the Administrative Agent. For each of the New Borrowers, the Administrative Agent shall have received from the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, of each of (a) its charter or other incorporation or constating documents (including certificates of merger or amalgamation and name changes) as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         SECTION 10.4. INCUMBENCY CERTIFICATE.
The Administrative Agent shall have received an incumbency certificate from each Borrower, dated as of the Effective Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrowers; (b) to make Loan and Letter of Credit Requests or Canadian Loan and Letter of Credit Requests, as applicable; and (c) to give notices and to take other action on the Borrowers' behalf under the Loan Documents.

         SECTION 10.5. VALIDITY OF LIENS.
The Security Documents (other than the Canadian Pledge Agreement and the Canadian Security Agreements) shall be effective to create in favor of the Administrative Agent (as collateral agent for the Banks) a legal, valid and enforceable first security interest in and lien upon the Collateral, subject only to Permitted Liens. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests, shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

         SECTION 10.6. KTI PURCHASE.
The Parent's purchase of KTI as described in the Agreement and Plan of Merger dated as of January 12, 1999 (as amended to date, the "KTI

Purchase"), shall be successfully completed on terms no less favorable to the Parent than the terms set forth in the KTI Purchase documents, and evidence thereof satisfactory to the Administrative Agent, including, without limitation, a legal opinion as to the completion of the KTI Purchase, shall have been furnished to the Administrative Agent.

         SECTION 10.7. CERTIFICATES OF INSURANCE.
The Administrative Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Effective Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Documents and (ii) copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

         SECTION 10.8. OPINION OF COUNSEL.
The Banks shall have received favorable opinions addressed to the Administrative Agent, for the benefit of the Banks, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, as to (i) authorization, enforceability of Loan Documents and other corporate matters; (ii) Vermont security matters and (iii) such other matters as the Banks reasonably request relating to the transactions contemplated herein, in the other Loan Documents or in connection with the KTI Purchase.

         SECTION 10.9. PAYMENT OF FEES.
The Borrowers shall have paid to the Administrative Agent for the accounts of the Banks or its own account, as applicable, all fees and expenses that are due and payable as of the Effective Date.

         SECTION 10.10. PAYOFFS.
The Administrative Agent shall have received satisfactory evidence of the cancellation and payment in full of (a) the $150,000,000 senior credit facility of KTI dated as of July 13, 1998, (b) the $4,300,000 credit facility between U.S. Bank and K-C International, Inc., (c) the January 1998 Credit Agreement, and (d) all secured KTI letters of credit (other than the ING L/C) shall be cash collateralized on the Effective Date and shall be replaced by a Letter of Credit under this Agreement within thirty (30) days of the Effective Date, and any collateral formerly securing such letters of credit shall be returned to the Parent, to be pledged to the Administrative Agent for the benefit of the Banks.

         SECTION 10.11.  FINANCIAL STATEMENTS.

                  (a) The Banks shall have received the financial projections of the Borrowers, and KTI and its Subsidiaries (other than PERC and

         Timber), in form and substance satisfactory to the Administrative Agent and the Arranger, for the period from the Effective Date to the Maturity Date.

                  (b) The Administrative Agent shall have received a satisfactory day one balance sheet and sources and uses of funds, showing the effects of the KTI Purchase, the financing required to effect the KTI Purchase, compliance with all terms and conditions of this Agreement, including the covenants in Section 9 hereof.

         SECTION 10.12. EXISTING BANKS. All Domestic Revolving Credit Banks (other than USTrust) which were party to the January 1998 Credit Agreement shall be Domestic Revolving Credit Banks hereunder and shall maintain their prior revolving credit commitment levels hereunder.

         SECTION 11. CONDITIONS OF ALL LOANS.
The obligations of the Banks to make any Loan, of any Issuing Bank to issue, extend or renew any Letter of Credit or of the Canadian Banks to incur any obligations with respect to Bankers' Acceptances on and subsequent to the Effective Date is subject to the following conditions precedent:

         SECTION 11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT.
Each of the representations and warranties of the Borrowers contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loans, the acceptance and purchase of Bankers' Acceptances, and the issuance, extension or renewal of Letters of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         SECTION 11.2 PERFORMANCE; NO EVENT OF DEFAULT.
The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the making of any Loan, issuance, extension or renewal of any Letter of Credit or acceptance and purchase of any Bankers' Acceptance and at the time of the making of any Loan issuance, extension or renewal of any Letter of Credit or acceptance and purchase of any Bankers' Acceptance, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of such Loan, Letter of Credit or Bankers' Acceptance). Each request by the Borrowers for a Loan, Letter of Credit or

Bankers' Acceptance subsequent to the first Loan shall constitute certification by the Borrowers that the conditions specified in Sections 10.1 and 10.2 will be duly satisfied on the date of such Loan, Letter of Credit or Bankers' Acceptance issuance.

         SECTION 11.3. NO LEGAL IMPEDIMENT.
No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans or issue, extend or renew Letters of Credit or accept and purchase Bankers' Acceptance hereunder.

         SECTION 11.4. GOVERNMENTAL REGULATION.
The Banks shall have received such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System or the Office of the Superintendent of Financial Institutions.

         SECTION 11.5. PROCEEDINGS AND DOCUMENTS.
All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Administrative Agent as of the Effective Date in substance and in form satisfactory to the Banks, including without limitation a Letter of Credit and Loan Request, a Canadian Loan and Letter of Credit Request or a Bankers' Acceptance Notice in the forms attached hereto as EXHIBIT B-1, B-2 or B-3, and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

         SECTION 11.6. SPECIAL CANADIAN CONDITIONS. All documents, information, or other matters which were to have been executed, delivered or occurred, as applicable (including, without limitation, the Canadian Pledge Agreement, the Canadian Security Agreement(s) and the delivery of opinions of Canadian counsel to the Canadian Borrowers acceptable to the Administrative Agent), as of the date of the requested Canadian Loan or Canadian Letter of Credit, shall have been executed, delivered or occurred, as applicable, to the satisfaction of the Administrative Agent.

         SECTION 11.7. POST-CLOSING MATTERS. All documents, information, or other matters which were to have been executed, delivered or occurred, as applicable, pursuant to the Post-Closing Letter, as of the date of the requested Loan or Letter of Credit, shall have been executed, delivered or occurred, as applicable, to the satisfaction of the Administrative Agent.

         SECTION 12. COLLATERAL SECURITY.
The Obligations or Canadian Obligations, as applicable, shall be secured by (a) a perfected first priority security interest (subject to purchase money liens or other Permitted Liens entitled to priority under applicable law) in all assets (other than Real Property and motor vehicle titles) of each Domestic Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Domestic Security and Pledge Agreement to which each Domestic Borrower is a party; (b) a perfected first priority security interest (subject to purchase money liens or other Permitted Liens entitled to priority under applicable law) in all assets (other than Real Property and motor vehicles) of each Canadian Borrower, whether now owned or hereafter acquired, pursuant to the terms of a Canadian Security Agreement to which each Canadian Borrower is a party; (c) in the case of the Domestic Borrowers, a pledge of 100% of the capital stock or other equity interests of such Domestic Borrowers (other than the Parent) to the Administrative Agent on behalf of the Banks pursuant to the Domestic Pledge Agreement to secure the Obligations; (d) in the case of the First Tier Canadian Borrowers, a pledge of 65% of the capital stock or other equity interests of such First Tier Canadian Borrowers to the Administrative Agent on behalf of the Domestic Banks pursuant to the Canadian Pledge Agreement to secure the Domestic Obligations, a pledge of 35% of the capital stock or other equity interests of such First Tier Canadian Borrowers to the Administrative Agent for the benefit of the Canadian Banks pursuant to the Canadian Pledge Agreement to secure the Canadian Obligations and a pledge of 65% of the capital stock or other equity interests of such Borrowers to the Administrative Agent for the benefit of the Canadian Banks pursuant to the Canadian Pledge Agreement in the form of a second-priority lien to secure the Canadian Obligations; and (e) in the case of the Second Tier Canadian Borrowers, a pledge of 100% of the capital stock or other equity interests of such Second Tier Canadian Borrowers to the Administrative Agent for the benefit of the Canadian Banks to secure the Canadian Obligations.

         SECTION 13.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF
COMMITMENT.

         SECTION 13.1. EVENTS OF DEFAULT AND ACCELERATION.
If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

                  (a) if the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the Revolving Credit Maturity Date, the Term Loan Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

                  (b) if the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Revolving Credit Maturity Date, the Term Loan Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

                  (c) if the Borrowers shall fail to comply with the covenants contained in Sections 7 (other than Sections 7.6, 7.14 and 7.16), 8 or 9 hereof;

                  (d) if the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) within 30 days after written notice of such failure has been given to the Borrowers by the Banks;

                  (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

                  (f) if any Borrower or Excluded Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money or any guaranty with respect thereto in an aggregate amount greater than $1,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than $1,000,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

                  (g) if any Borrower or Excluded Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator, receiver or receiver/manager of any Borrower or Excluded Subsidiary or of any substantial part of the assets of any Borrower or Excluded Subsidiary or commences any case or other proceeding relating to any Borrower or Excluded Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower or Excluded Subsidiary and any Borrower or Excluded Subsidiary indicates its approval thereof, consent thereto or acquiescence therein;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator, receiver or receiver/manager or adjudicating any Borrower or Excluded Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or Excluded Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive;

                  (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Borrower or Excluded Subsidiary which, with other outstanding final judgments, against the Borrowers and Excluded Subsidiaries exceeds in the aggregate $1,000,000 after taking into account any undisputed insurance coverage;

                  (j) any Borrower or Excluded Subsidiary or any ERISA Affiliate incurs any liability to the PBGC or similar Canadian authorities or a Guaranteed Pension Plan (or any corresponding plan described in any Applicable Canadian Pension Legislation) pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or any Borrower or Excluded Subsidiary or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan (or any corresponding plan described in any Applicable Canadian Pension Legislation): (i) an ERISA Reportable Event or similar event under Applicable Canadian Pension Legislation, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), PROVIDeD THat the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of any Borrower or Excluded Subsidiary to the PBGC, similar Canadian authorities or such Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Plan by the PBGC or similar Canadian authorities, for the appointment by the appropriate United States District Court or Canadian Court of a trustee to administer such Plan or for the imposition of a lien in favor of such Plan; or (ii) the appointment by a United States District Court or Canadian Court of a trustee to administer such Plan; or (iii) the institution by the PBGC or similar Canadian authorities of proceedings to terminate such Plan;

                  (k) if a drawing in excess of $1,000,000 is made on the MERC L/C or the ING L/C;

                  (l) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (m) John Casella and James Bohlig shall cease to serve as senior management of the Parent and shall not be replaced by other Persons reasonably acceptable to the Banks within 90 days; or

                  (n) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 25% or more of the outstanding shares of common stock of the Parent; or, during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent;

then, and in any such event, so long as the same may be continuing, the Administrative Agent shall upon the request of the Required Banks, by notice in writing to the Borrowers, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED that in the event of any Event of Default specified in Section 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank. Upon demand by the Required Banks after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Administrative Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, to be held by the Administrative Agent as collateral security for the Obligations.

         SECTION 13.2. TERMINATION OF COMMITMENTS.
If any Event of Default shall occur, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks shall be relieved of all obligations to make Loans to, or issue Letters of Credit for the account of, or to accept and purchase Bankers' Acceptances for any of the Borrowers; or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date or the issuance of any Letters of Credit to be issued on such date are not satisfied (except as a consequence of a default on the part of the Banks), the Banks may by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such Notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks shall be relieved of all further obligations to make Loans to, or issue Letters of Credit for, or accept and purchase Bankers' Acceptances for, the account of the Borrowers hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Banks hereunder or elsewhere.

         SECTION 13.3. REMEDIES.
Subject to Section 15.8, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Bank with the consent of the Required Banks, if owed any amount with respect to the Loans, the Bankers' Acceptances or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law, the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Bank Agents or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SECTION 14. SETOFF.
Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank or Bank Agent to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank or Bank Agent may be applied to or set off against the payment of the Obligations or, to the fullest extent permitted by law, the Canadian Obligations, and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Banks. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrowers any amount, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, such Bank's proportionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         SECTION 15.  THE BANK AGENTS.

         SECTION 15.1 APPOINTMENT, POWERS AND IMMUNITIES.
Each Bank hereby irrevocably appoints and authorizes (a) BankBoston to act as the Administrative Agent hereunder, and (b) CIBC Canada to act as Canadian Agent hereunder, and under the other Loan Documents. The Bank

Agents hereby acknowledge that they do not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Agreement or the Loan Documents. Except as provided in this
Section 15 and in the other Loan Documents, the Bank Agents shall take action or refrain from acting only upon instructions of the Banks and no action taken or failure to act without the consent of the Banks shall be binding on any Bank which has not consented. Each Bank irrevocably authorizes the Bank Agents to execute the Security Documents and all other instruments relating thereto and to take such action on behalf of each of the Banks and to exercise all such powers as are expressly delegated to the Bank Agents hereunder and in the Security Documents and all related documents, together with such other powers as are reasonably incidental thereto. It is agreed that the duties, rights, privileges and immunities of any Issuing Bank, in its capacity as issuer of Letters of Credit hereunder, shall be identical to its duties, rights, privileges and immunities as Bank as provided in this
Section 15. The Bank Agents shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement. Neither the Bank Agents nor any of their affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrowers or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrowers or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Bank Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Bank Agents nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Bank Agents in their separate capacities as Banks shall have the same rights and powers hereunder as any other Bank.

         SECTION 15.2. ACTIONS BY BANK AGENTS.
Each Bank Agent shall be fully justified in failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Banks and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Bank Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

         SECTION 15.3. INDEMNIFICATION.
Without limiting the obligations of the Borrowers hereunder or under any other Loan Document, the Banks agree to indemnify each Bank Agent and its affiliates, agents, directors, officers and shareholders, and ratably in accordance with their respective Domestic Commitment Percentages and Canadian Commitment Percentages, as applicable, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Bank Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, THAT no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Bank Agents (or any agent thereof).

         SECTION 15.4. REIMBURSEMENT.
Without limiting the provisions of Section 15.3, the Banks and each Bank Agent hereby agree that such Bank Agent shall not be obliged to make available to any Person any sum which such Bank Agent is expecting to receive for the account of that Person until such Bank Agent has determined that it has received that sum. Each Bank Agent may, however, disburse funds prior to determining that the sums which such Bank Agent expects to receive have been finally and unconditionally paid to such Bank Agent, if such Bank Agent wishes to do so. If and to the extent that such Bank Agent does disburse funds and it later becomes apparent that such Bank Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom such Bank Agent made the funds available shall, on demand from such Bank Agent, refund to such Bank Agent the sum paid to that Person. If, in the opinion of such Bank Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by such Bank Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Bank Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         SECTION 15.5. DOCUMENTS.
The Bank Agents will forward to each Bank, promptly after such Bank Agent's receipt thereof, a copy of each notice or other document furnished to such Bank Agent for such Bank hereunder; PROVIDED, HOWEVER, that, notwithstanding the foregoing, each Bank Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

         SECTION 15.6. NON-RELIANCE ON AGENTS AND OTHER BANKS.
Each Bank represents that it has, independently and without reliance on the Bank Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon either Bank Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. The Bank Agents shall not be required to keep informed as to the performance or observance by the Borrowers of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Bank Agents hereunder, the Bank Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any Person which may come into the possession of such Bank Agent or any of its affiliates. Each Bank shall have access to all documents relating to each Bank Agent's performance of its duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Bank Agents hereunder (other than actions to which the provisions of Section 15.8 are applicable and other than actions which constitute gross negligence or willful misconduct by such Bank Agent), such Bank shall conclusively be presumed to have approved the same.

         SECTION 15.7. RESIGNATION OF AGENTS.
Each Bank Agent may resign at any time by giving 60 days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Banks shall have the right to appoint a successor Bank Agent. If no successor Bank Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Bank Agent's giving of notice of resignation, then the retiring Bank Agent may, on behalf of the Banks, appoint a successor Bank Agent, which shall be a financial institution having a combined capital and surplus in excess of $150,000,000. Upon the acceptance of any appointment as Bank Agent hereunder by a successor Bank Agent, such successor Bank Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Bank Agent, and the retiring Bank Agent shall be discharged from its duties and obligations hereunder. After any retiring Bank Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Bank Agent. Any new Bank Agent appointed pursuant to this Section 15.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued by the prior Bank Agent.

         SECTION 15.8. ACTION BY THE BANKS, CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Section 15.8, any action to be taken (including the giving of notice) may be taken or any consent or approval required or permitted by the Agreement or any other Loan Document to be given by the Banks may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended and the performance or observance by the Borrowers or any other Person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Required Banks; PROVIDED, however, that no such consent or amendment which affects the rights, duties or liabilities of a Bank Agent shall be effective without the written consent of such Bank Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall, do any of the following unless in writing and signed by ALL of the Banks (a) increase the principal amount of the Total Commitment (or subject the Banks to any additional obligations), (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder, (c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes, or any fees payable hereunder; (d) change the definition of "Required Banks" or percentage of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend Section 2.4, Section 28 or this Section 15.8; (f) change the Loan Percentage of any Bank, except (i) as permitted under Section 2.2.2 or Section 19 hereof, or (ii) with the consent of such affected Bank; or (g) except as otherwise permitted hereunder, release any Collateral.

         SECTION 15.9. DOCUMENTATION AGENT AND SYNDICATION AGENT.
None of the Banks identified on the cover page of this Agreement as either a

"Documentation Agent" or a "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as either a "Documentation Agent" or a "Syndication Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or not taking action hereunder.

         SECTION 16. EXPENSES.
Whether or not the transactions contemplated herein shall be consummated, the Borrowers hereby promise to (a) reimburse Bank Agents as well as the Bank Agents' affiliates for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees, collateral evaluation costs and Consulting Engineer's fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or thereunder, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder and (b) reimburse all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees) incurred by any Bank in connection with the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration, work-out or restructuring thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute hereunder in any way related to the credit hereunder. The Borrowers will pay any taxes (including any interest and penalties in respect thereof) other than the Banks' federal and state or provincial income taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby agreeing to indemnify the Banks with respect thereto).

         SECTION 17. INDEMNIFICATION.
The Borrowers jointly and severally (to the fullest extent permitted by law) agree to indemnify and hold harmless the Bank Agents and the Banks, as well as each Bank Agent's and the Banks' shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutory created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, each Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrowers shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense, PROVIDED that such counsel shall be reasonably satisfactory to the Banks. The covenants of this Section 17 shall survive payment or satisfaction in full of the Obligations.

         SECTION 18. SURVIVAL OF COVENANTS, ETC
Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks, the Issuing Bank and the Bank Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, the acceptance and purchase of Bankers' Acceptances, and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Letter of Credit, any Bankers' Acceptance or the Notes remains outstanding and unpaid or any Bank has any obligation to make any Loans or issue any Letters of Credit hereunder or any Canadian Bank has any obligation to accept and purchase Bankers' Acceptances hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

         SECTION 19. SYNDICATION AND PARTICIPATION.
It is understood and agreed that each Bank shall have the right to assign at any time its portion of the Total Commitment and interests in the risk relating to any Loans, outstanding Letters of Credit, and Bankers' Acceptances in an amount equal to or greater than $2,500,000, to additional banks, other financial institutions or other entities whose business is to purchase and sell loan assets in the normal course acceptable to the Administrative Agent or the Canadian Agent and, so long as no Event of Default has occurred and is continuing, the Parent (unless an assignment is to a Bank or to an affiliate of a Bank (so long as such assignment would not result in increased costs to the Borrowers hereunder), in which case acceptance by such Bank Agent and the Parent shall not be necessary), which acceptance shall not be unreasonably withheld, PROVIDED that a Bank may assign all or a portion of its Canadian Commitment Percentage and

Canadian Loans outstanding, Canadian Letters of Credit and Bankers' Acceptances, only to an Eligible Canadian Assignee, and that each bank or other financial institution which executes and delivers to the Banks and the Borrowers hereunder a counterpart joinder in form and substance satisfactory to the Banks and such bank or financial institution shall, on the date specified in such counterpart joinder, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its Commitment or portion of the Term Loan shall be as set forth in such counterpart joinder. Upon the execution and delivery of such counterpart joinder, (a) the Borrowers shall issue to the bank or other financial institution applicable Notes in the amount of such bank's or other financial institution's Domestic Commitment, portion of the Term Loan or Canadian Commitment, as applicable, dated the Effective Date or such other date as may be specified by the appropriate Bank Agent and otherwise completed in substantially the form of the Notes executed and delivered on the Effective Date; (b) the appropriate Bank Agent shall distribute to the Borrowers, the Banks and such bank or financial institution a schedule reflecting such changes; (c) this Agreement shall be appropriately amended to reflect (i) the status of such bank or financial institution as a party hereto and (ii) the status and rights of the Banks and Bank Agents hereunder; and (d) the assignee bank or financial institution shall pay a processing and recordation fee of $3,500 to the Administrative Agent. Each Bank shall also have the right to grant participations to one or more banks, other financial institutions or other entities whose business is to purchase and sell loan assets in the normal course in or to all or any part of any Loans owing to such Bank and the Note held by such Bank PROVIDED that (i) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (ii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would require consent by ALL Banks under Section 15.8, and any participant shall be entitled to the benefits of Sections 5.5, 5.6, 5.9, 5.14 and 17 as if it were a Bank hereunder, PROVIDED, however that no Borrower shall be required to pay any amount which is greater than such amount that otherwise would have been payable to the Bank which sold such participation. Notwithstanding the foregoing, no syndication or assignment shall operate to increase the Total Commitment or Term Loan hereunder or reduce the Domestic Commitment or portion of the Term Loan of any Bank to an amount less than $2,500,000 or otherwise alter the substantive terms of this Agreement. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or the
enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         Section 20. PARTIES IN INTEREST.
All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto and thereto; PROVIDED, that no Borrower shall assign or transfer its rights hereunder without the prior written consent of the Banks.

         Section 21. NOTICES, ETC.
Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States or Canadian first-class mail, as applicable, postage prepaid, or sent by telegraph, telex or telecopier and confirmed by letter, addressed as follows:

                  (a) if to the Borrowers, at 25 Greens Hill Lane, P.O. Box 866, Rutland, Vermont 05701, Attention: President, telecopy number 802-775-6198;

                  (b) if to the Administrative Agent or BankBoston, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Arthur J. Oberheim, Director, telecopy number 617-434-2160;

                  (c) if to the Canadian Agent or CIBC Canada, at BCE Place, 161 Bay Street, Toronto, Ontario M5J 2S8;

or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telex or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

         Section 22. MISCELLANEOUS.
The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks, the Issuing Banks or Bank Agents would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 23. ENTIRE AGREEMENT, ETC.
The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 15.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Bank Agents or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

         Section 24. WAIVER OF JURY TRIAL.
EACH OF THE BORROWERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS (a) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK, ISSUING BANK OR ANY BANK AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK, ISSUING BANK, OR BANK AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGE THAT THE BANK AGENTS AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS'

WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         Section 25. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE BORROWERS CONSENT AND AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN Section
21. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         Section 26. SEVERABILITY.
The provisions of this Agreement are severable and if any one clause or provisioN hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         Section 27.  [INTENTIONALLY OMITTED].

         Section 28.  PARI PASSU TREATMENT.

         (a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.

         (b) Following the occurrence and during the continuance of any Event of Default, each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower (pursuant to Section 13.3 or otherwise), including a secured claim under Section 506 of the

Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, and other Obligations held by it as a result of which the unpaid principal portion of the Notes, Loans and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes, Loans and Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes, Loans and Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes, Loans, Obligations and participations in Notes, Loans and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes, Loans and Obligations then outstanding as the principal amount of the Notes, Loans and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes, Loans and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; PROVIDED, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 28 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

         (c) Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes, Loans and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

         (d) Nothing contained in this Section 28 shall impair, as between the Borrowers and any Bank, thE obligation of the applicable Borrowers to pay such Bank all amounts payable in respect of such Bank's Notes, Loans, and other Obligations as and when the same shall become due and payable in accordance with the terms thereof.

        IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Revolving Credit and Term Loan Agreement as of the date first set forth above.

                                      BANKBOSTON, N.A.,
                                        individually and as Administrative Agent

                                            By:
                                            Name:
                                            Title:

                                       KEYBANK NATIONAL ASSOCIATION,
                                         individually and as Documentation Agent

                                            By:
                                            Name:
                                            Title:

                                       BANK OF AMERICA, N.A.,
                                         individually and as Syndication Agent

                                            By:
                                            Name:
                                            Title:

                                       COMERICA BANK

                                            By:
                                            Name:
                                            Title:

                                       CIBC INC.

                                            By:
                                            Name:
                                            Title:

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            By:
                                            Name:
                                            Title:

                                            CREDIT LYONNAIS NEW YORK BRANCH

                                            By:
                                            Name:
                                            Title:

                                            FIRST VERMONT BANK AND TRUST
                                            COMPANY

                                            By:
                                            Name:
                                            Title:

                                            CANADIAN IMPERIAL BANK OF
                                            COMMERCE, individually and as
                                            Canadian Agent

                                            By:
                                            Name:
                                            Title:

                                     [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                DOMESTIC BORROWERS:

                ALL CYCLE WASTE, INC.
                BRISTOL WASTE MANAGEMENT, INC.
                CASELLA T.I.R.E.S., INC.
                CASELLA TRANSPORTATION, INC.
                CASELLA WASTE MANAGEMENT, INC.
                CASELLA WASTE MANAGEMENT OF N.Y., INC.
                CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC. CASELLA WASTE SYSTEMS, INC.
                GRASSLANDS INC.
                HAKES C & D DISPOSAL, INC.
                HIRAM HOLLOW REGENERATION CORP.
                NATURAL ENVIRONMENTAL, INC.
                NEWBURY WASTE MANAGEMENT, INC.
                NEW ENGLAND WASTE SERVICES, INC.
                NEW ENGLAND WASTE SERVICES OF MASSACHUSETTS, INC. NEW ENGLAND WASTE SERVICES OF N.Y., INC.
                NEW ENGLAND WASTE SERVICES OF VERMONT, INC.
                NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.
                NORTHERN SANITATION, INC.
                PINE TREE WASTE, INC.
                RESOURCE RECOVERY OF CAPE COD, INC.
                RESOURCE TRANSFER SERVICES, INC.
                RESOURCE WASTE SYSTEMS, INC.
                SAWYER ENVIRONMENTAL RECOVERY FACILITIES, INC. SAWYER ENVIRONMENTAL SERVICES
                SCHULTZ LANDFILL, INC.
                SUNDERLAND WASTE MANAGEMENT, INC.
                WASTE-STREAM INC.
                WESTFIELD DISPOSAL SERVICE, INC.
                WINTERS BROTHERS, INC.

                  By:
                  Name:    Jerry S. Cifor
                  Title:   Treasurer

                                        [SIGNATURES CONTINUED ON NEXT PAGE]

                ADVANCED ENTERPRISES RECYCLING, INC.
                AFA GROUP, INC.
                AFA PALLET, INC.
                AGRO PRODUCTS, INC.
                ALLIED EQUIPMENT SALES CORP., INC.
                AMERICAN SUPPLIES SALES GROUP, INC.
                ARTIC, INC.
                ATLANTIC TRANSPORTATION TECHNOLOGIES, INC.
                DATA DESTRUCTION SERVICES, INC.
                FAIRFIELD COUNTY RECYCLING, INC.
                FCR CAMDEN, INC.
                FCR FLORIDA, INC.
                FCR GEORGIA, INC.
                FCR GREENSBORO, INC.
                FCR GREENVILLE, INC.
                FCR MORRIS, INC.
                FCR PLASTICS, INC.
                FCR REDEMPTION, INC.
                FCR TENNESSEE, INC.
                FCR VIRGINIA, INC.
                FCR, INC.
                KTI BIOFUELS, INC.
                KTI ENERGY OF MARTINSVILLE, INC.
                KTI ENERGY OF VIRGINIA, INC.
                KTI ENVIRONMENTAL GROUP, INC.
                KTI NEW JERSEY FIBERS, INC.
                KTI OPERATIONS, INC.
                KTI RECYCLING OF ILLINOIS, INC.
                KTI RECYCLING OF NEW ENGLAND, INC.
                KTI RECYCLING OF NEW JERSEY, INC.
                KTI RECYCLING, INC.
                KTI SPECIALTY WASTE SERVICES, INC.
                KTI TRANSPORTATION SERVICES, INC.
                KTI, INC.
                MANNER RESINS, INC.
                MECHLENBURG COUNTY RECYCLING, INC.
                POWER SHIP TRANSPORT, INC.
                TOTAL WASTE MANAGEMENT CORPORATION
                U.S. FIBERS, INC.

                  By:
                  Name:    Jerry S. Cifor
                  Title:   Treasurer

                                        [SIGNATURES CONTINUED ON NEXT PAGE]

                PENOBSCOT ENERGY RECOVERY COMPANY, LIMITED PARTNERSHIP

                  By: ________________________, general partner

                  By:
                  Name:    Jerry S. Cifor
                  Title:   Treasurer

                PERC MANAGEMENT COMPANY, LIMITED PARTNERSHIP

                  By: ________________________, general partner

                  By:
                  Name:    Jerry S. Cifor
                  Title:   Treasurer

                                        [SIGNATURES CONTINUED ON NEXT PAGE]

                K-C INTERNATIONAL, LTD.

                  By: ________________________, general partner

                  By:
                  Name:    Jerry S. Cifor
                  Title:   Treasurer

                CANADIAN BORROWERS:

                KTI RECYCLING OF CANADA, INC.
                1316991 ONTARIO, INC.

                By:
                Name:      Jerry S. Cifor
                Title:     Treasurer